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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 11
FORM S-4/A

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CORONATION ACQUISITION CORP.
(Exact name of Registrant as specified in its charter)

Nevada	6798	43-1954776
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 741, Bellevue, Washington, 98009 (425) 453-0355 (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

P.O. Box 741, Bellevue, Washington, 98009 (Address of principal place of business or intended principal place of business)

Harry Miller Chairman and Chief Executive Officer CORONATION ACQUISITION CORP. P.O. Box 741 Bellevue, Washington 98009 (425) 453-0355	Copies to: Thomas Elliott Chairman and Chief Executive Officer SUPREME PROPERTY, INC. P.O. Box 1164 Tinley Park, IL 60477 (708) 715-3516
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public:

Upon consummation of the Agreement and Plan of Exchange and Reorganization by and between Coronation Acquisition Corp. and Supreme Property, Inc. dated as of March 31, 2003 described in the enclosed Information statement/Prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	6,898,652	$0.10	$ 689,865.20	$ 55.88

Notes:

  Represents the number of common shares of Coronation to be issued to the stockholders of Supreme pursuant to the Agreement and Plan of Exchange and Reorganization, excluding the shares to be issued to Messrs. Elliot, LeRoy, Segounis and Coleridge.
  Estimated solely for the purpose of calculating the registration fee in accordance with the provisions of Rule 457(f). There is no trading market for the shares and no underwriter will be used by selling stockholders as a result is difficult to predict what an arms-length buyer would be willing to pay for these shares. Book value is approximately $0.05 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of these securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Supreme Property, Inc.
431 E. 75th Street, Chicago, Illinois 60619
(773) 873-9860

Dear Stockholder:

      I am pleased to inform you that the board of directors of Supreme Property, Inc. has carefully considered and approved an agreement and plan of merger which provides for the merger of our company into Coronation Acquisition Corp., a Nevada fully reporting company. Pursuant to the agreement and plan of merger, each share of our stock will be converted into the right to receive 1.3953 shares of the common stock of Coronation Acquisition Corp.

      Our board of directors has determined that the agreement and plan of merger and the merger are fair to and in the best interests of our stockholders.

      Please carefully read the enclosed information statement/prospectus for information about the agreement and plan of merger and the merger. We are an Illinois corporation subject to the Business Corporation Act of the State of Illinois, which requires that the two-thirds of the holders of the voting power of all outstanding shares of our stock adopt the agreement and plan of merger before the merger can be completed. The holders of a majority (74.44%) of the voting power of all of our outstanding shares of stock have already acted by written consent to adopt the agreement and plan of merger. Accordingly, your approval is not required and we will not ask you to vote on the transaction. The enclosed information statement/prospectus should be considered the notice we are required to provide you under Section 7.10 of the Business Corporation Act of the State of Illinois.

      We expect to complete the merger before the end of our second fiscal quarter. Under the rules of the Securities and Exchange Commission, the merger may not be completed until 20 business days after the mailing of the enclosed information statement/prospectus.

      Please do not send in your stock certificates at this time. Promptly after the merger is completed you will receive instructions explaining how to exchange your stock certificates for stock certificates of Coronation Acquisition Corp., whose name will change to Supreme Realty Investments, Inc. on close of the merger.

      We look forward to the successful completion of the merger and to your continued support as a shareholder of Supreme Property, Inc.

                                                      Very truly yours,

                                                 Thomas Elliott

                                                      Thomas Elliott
                                                      President and Chief Executive Officer
                                                      Supreme Property., Inc.

July 2 8 , 2004

The information in this information statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This information statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28 , 2004

INFORMATION STATEMENT/PROSPECTUS

CORONATION ACQUISITION CORP.                       SUPREME PROPERTY, INC.

 This information statement/prospectus relates to the issuance of shares of common stock of Coronation Acquisition Corp. in connection with the acquisition by Coronation Acquisition Corp. of Supreme Property, Inc. pursuant to an agreement and plan of merger dated as of March 31, 2003. As a result of the merger, Supreme's stockholders will be entitled to receive 1.3953 shares of common stock of Coronation for each share of Supreme that they own. Shares of common stock of Coronation Acquisition Corp. to which this information statement/prospectus relate consist of:

  6,898,652 of the 27,000,000 shares of common stock of Coronation to be issued to the current stockholders of Supreme Property, Inc. at the closing of the merger.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

The shares of Coronation Acquisition Corp. and Supreme Property, Inc. are not traded on any national securities market or quotation system.

We will pay all expenses of this offering. We do not expect to pay underwriting discounts or commissions in connection with the issuance or resale of these shares, although we have agreed to pay a finder's fee in connection with merger. Any person receiving these fees may be deemed an underwriter within the meaning of the Securities Act of 1933, and any profit on the resale of the common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

After the merger we will operate as a real estate corporation. We do not intend in the foreseeable future to seek qualification as a REIT or a similar tax-advantaged pass through entity.

You should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Page
SUMMARY INFORMATION	8
SELECTED FINANCIAL DATA	12
Selected Historical Financial Data of Coronation	13
Selected Historical Consolidated Financial Data of Supreme	13
Selected Unaudited Pro Forma Combined Financial Data of Coronation and Supreme	14
Comparative Historical and Pro Forma Per Share Data	14
RISK FACTORS	1 4
Risks Relating to the Merger	1 4
Risks Related to Our Securities	1 5
Risk Relating to the Business, Finances and Operations of Coronation Post Merger	1 6
FORWARD LOOKING STATEMENTS	1 8
TERMS OF THE TRANSACTION	1 8
Background of the Merger	1 8
Reasons for the Merger	19
Summary of the Merger Agreement	1 9
General Terms	19
Consideration to Be Received In the Merger	19
Exchange of Shares	20
Effective Time of the Merger	2 1
Principal Representations and Warranties	2 1
Conditions to the Consummation Of The Merger	2 1
Termination of the Merger Agreement	23
Expenses of Merger	2 3
Related Transactions to Merger	2 3
Name Change	2 3
Appointment of New Slate of Directors	2 3
Issuance of Additional Shares of Coronation	2 3
Cancellation of 3,650,000 Shares of Coronation	24
Qualification of Shares Held by Mr. Miller for Resale	24
Voluntary Escrow Agreement	2 4
Description of Securities	25
Common Stock	25
Non-Cumulative Voting	2 5
Dividends	2 5
Transfer Agent	2 5
Comparison of Stockholder Rights	2 5
Accounting Treatment of the Merger	27
Federal Income Tax Consequences	2 7
Pro Forma Financial Information	28
Unaudited Pro Forma Combined Consolidated Balance Sheet As of March 31, 2004	29
Unaudited Pro Forma Combined Consolidated Statement of Operations As of March 31, 2004	30
Unaudited Pro Forma Combined Consolidated Balance Sheet As of December 31, 2003	31
4
Unaudited Pro Forma Combined Consolidated State of Operations As of December 31, 2003	3 2
Notes to Unaudited Pro Forma Consolidated Financial Statements of Coronation	3 3
Selling Stockholders	3 3
Interests of Named Experts and Counsel	3 5
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	3 5
INFORMATION ABOUT CORONATION ACQUISITION CORP.	3 6
Description of Business	3 6
Formation	3 6
Coronation's Business Pre-Merger	3 6
Governmental Regulation	3 6
Employees	3 7
Reports to Securities Holders	3 7
Description of Property	3 7
Legal Proceedings	3 8
Market Price of Securities and Related Stockholder Matters	3 8
Dividend Policy	3 8
Recent Sales of Unregistered Securities	38
Equity Compensation Plan	38
Financial Statements	39
Unaudited Financial Statements of Coronation for the period of March 31, 2004 and 2003	3 9
Audited financial statements of Coronation for the year ended December 31, 2003 and 2002	4 7
Management Discussion and Analysis	5 6
2003 Business Environment	5 6
Plan of Operations	5 6
Changes and Disagreements with Accountants	5 7
INFORMATION ABOUT SUPREME PROPERTY, INC.	5 7
Description of Business	5 7
Formation	5 7
Supreme's Business	58
Total Number of Employees	5 8
Competition	5 8
Regulation	5 8
Environmental Matters	59
Description of Property	6 0
Corporate Office of Supreme	6 0
Investment Policies	6 0
Investments in Real Estate or other Property Interests	6 0
Investments in Real Estate Securities or other Passive Interests	6 1
Investments in Mortgage Loans and Other Securities	6 1
Investment Real Estate Owned	6 2
Proposed Future Acquisitions	6 4
Acquisition Procedures	6 5
Other Real Property Considerations	6 5
Financial Leverage	6 5
5
Legal Proceedings	6 5
Market Price of Securities and Related Stockholder Matters	6 6
General	6 6
Dividend Policy	6 6
Recent Sales of Unregistered Securities	6 6
Equity Compensation Plan	6 8
Financial Statements	69
Unaudited Financial Statements of Supreme Property, Inc. March 31, 2004 and 2003	69
Audited Financial Statements of Supreme Property, Inc. For years ended December 31, 2001, December 31, 2002, and December 31, 2003	8 1
Management Discussion and Analysis	9 7
Results of Operations	9 7
Liquidity and Capital Resources	98
Off-Balance Sheet Arrangements	98
Changes and Disagreements with Accountants	99
VOTING AND MANAGEMENT INFORMATION	99
Majority Stockholders Consent	99
Dissenter's Rights of Appraisal of Stockholders of Supreme	99
Interest of Directors and Officers of Supreme in the Merger	100
Interests of Director and Office of Coronation in the Merger	101
Outstanding Shares and Voting Rights	101
Supreme	101
Coronation	101
Record Date	10 1
Expenses of Information Statement/Prospectus	10 1
Security Ownership of Certain Beneficial Owners and Management	10 1
Coronation	101
Supreme	102
Appointment of New Directors and Officers to Coronation	103
Other Officers and Significant Employees	104
Family Relationships Among Directors	10 5
Involvement in Certain Legal Proceedings	10 5
Audit Committee Financial Expert	10 5
Code of Ethics	10 6
Executive Compensation	10 6
Summary of Compensation of Executive Officers	10 6
Summary Compensation Table	10 6
Stock Options/SAR Grants	10 7
Long-Term Incentive Plans	10 7
Compensation of Directors	10 7
Employment Contracts and Termination of Employment or Change of Control	10 7
Certain Relationships and Related Transactions	10 8
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	10 9
Indemnification of Directors and Officers	10 9
Exhibits and Financial Statement Schedules	1 10
Undertakings	1 10
SIGNATURES	11 2

This information statement/prospectus incorporates important business and financial information about Coronation or Supreme that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request to:

Harry Miller, President Coronation Acquisition Corp. P.O. Box 741 Bellevue, Washington, 98009 (425) 453-0355	OR:	Thomas Elliott, President Supreme Property, Inc. 431 E. 75th Street Chicago, IL 60619 (773)873-9850

To obtain timely delivery, you must request the information no later than five business days before the close of the merger transaction.

SUMMARY INFORMATION

This summary contains selected information from this information statement/prospectus and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read this entire document carefully, including the attached Exhibits. In this information statement/prospectus, "Coronation" refers to Coronation Acquisition Corp. and "Supreme" refers to Supreme Property, Inc. and its wholly-owned subsidiary Supreme Capital Funding, Inc.

The Companies

Coronation
Full Name, Address & Phone Number	Coronation Acquisition Corp. P.O. Box 741, Bellevue, WA, 98009 (425) 453-0355

Business	Coronation is a blank check company formed in the State of Nevada in 2000 solely for the purposes of effecting a merger or acquisition of an operating company.

Supreme
Full Name, Address & Phone Number	Supreme Property, Inc. 431 E. 75th Street, Chicago, IL 60619 (773) 873-9850

Business	Supreme is a privately-held, licensed real estate brokerage and real estate acquisition firm. Supreme has and plans to continue to acquire, develop, own and operate a portfolio of investment properties.

Supreme currently owns four properties. Supreme intends to diversify its portfolio of real estate as it makes future acquisitions of investment properties, by acquiring properties throughout the United States and by targeting, as opportunities present themselves, each of the following market segments: office, light industrial, retail, residential and special use realty markets.

After the merger we will operate as a real estate corporation. We do not intend in the foreseeable future to seek qualification as a REIT or a similar tax-advantaged pass through entity.

Subsidiary	Supreme Capital Funding Inc. is a wholly-owned subsidiary of Supreme. It provides mortgage brokerage, origination, and other mortgage banking services.

Merger Transaction	We have attached the merger agreement as Exhibit 2 to this information statement/prospectus. We encourage you to read the merger agreement because it is the legal document that governs the merger.
8

Basics About This Merger Transaction	On March 31, 2003, Coronation and Supreme signed an agreement and plan of exchange and reorganization. Under the terms of this merger agreement Supreme will merge into Coronation. After the transaction is completed, Supreme will no longer exist and Coronation, as the surviving entity, will carry on the business of Supreme. Coronation will be controlled by the former stockholders of Supreme and the board of directors of Coronation will be the board of directors of Supreme immediately prior to the merger. The name of Coronation will be changed to Supreme Realty Investments, Inc. After the merger Coronation will operate as a real estate operating company with one wholly-owned subsidiary, Supreme Capital Funding, Inc.
Majority Approval Already Obtained for Merger	Majority stockholders of Coronation and Supreme holding over 74% of the issued and outstanding shares of each company have already approved the adoption of the merger agreement and the merger. As a result, no vote by the stockholders of Supreme will be taken because these actions have already been approved by the written consent of the holders of a majority of the outstanding shares of both companies as allowed by their respective corporate statutes. We have attached the form of stockholders' consent of Supreme as Exhibit 99.a to this information statement/prospectus.

What Supreme Stockholders will receive in the Merger	As a result of the merger, Supreme's stockholders will be entitled to receive 1.3953 shares of common stock of Coronation for each share of Supreme that they own. Coronation will not issue any fractional shares of common stock in connection with the merger. Instead, if fractional shares should occur as a result of the exchange rate, such fractional shares will be rounded down.

Ownership of Coronation After the Merger	Coronation will issue approximately 27,000,000 shares of common stock to Supreme stockholders in connection with the merger. Supreme's stockholders will own approximately 90% of the outstanding common stock of Coronation after the merger. As of July 2, 2004, there were 19,338,327 shares of Supreme outstanding and no warrants or options.

The board of directors of Supreme and Coronation have agreed to issue 1,650,000 or approximately 5.52% of the outstanding common stock to Nick Segounis and John Coleridge, who provided services in connection with the merger agreement. These shares will be registered under a separate registration statement. These parties were integral in introducing Supreme and Coronation to one another.

The remaining 1,350,000 shares, which will represent 4.5% of the issued and outstanding share capital of Coronation on closing of the merger, will be retained by Mr. Harry Miller and registered under a separate registration statement.

9
Federal Tax Consequences of the Merger	Coronation and Supreme intend that the merger qualify as a "reorganization" for federal income tax purposes. If the merger qualifies as a reorganization, stockholders of Supreme's shares will generally not recognize any gain or loss for federal income tax purposes on the exchange of their shares of Supreme for the common stock of Coronation in connection with the merger. The companies themselves, as well as the current holder of Coronation's common stock, will not recognize gain or loss as a result of the merger. We recommend you consult your tax advisor or counsel with respect to certain tax consequences that may be particular to you due to your particular circumstances.
Accounting Treatment	Although Coronation will acquire Supreme in the merger, Supreme's stockholders will hold a majority of the voting interests in Coronation on completion of the merger. Accordingly, for accounting purposes, the acquisition will be a "reverse acquisition," and Supreme will be the "nominal acquiree."

Supreme Stockholders have Appraisal or Dissenters Rights	Under the Business Corporation Act of the State of Illinois, the stockholders of Supreme are entitled to appraisal or dissenters' rights in connection with the merger.

Effective Time of Merger	The merger will become effective at the date and time the certificate of merger is filed with the Secretary of State of the State of Nevada. It is anticipated that this filing will be made as soon as practicable after the last of the conditions precedent to the merger, as set forth in the merger agreement, has been satisfied or waived.

No Regulatory Approval Required	No regulatory approval is required in order to consummate the merger other than the successful registration of the shares to be issued in connection with the merger by the Securities and Exchange Commission and all applicable State securities regulators

Conditions to the Merger	Coronation and Supreme will complete the merger only if specific conditions are satisfied or, in some cases, waived, including the following:

  receipt of all stockholder approvals;
  this Form S-4 having become effective under the Securities Act of 1933 and all state securities permits or authorizations necessary to issue the shares of Coronation have been obtained;
  no legal restraints or prohibitions which would prevent the consummation of the merger;
  the representations and warranties of Coronation and Supreme under the merger agreement must be materially true and correct;
  that there have been no material adverse change to the parties since signing the agreement; and
  the parties have performed all material obligations required to be performed by them under the merger agreement.

10
Termination of the Merger Agreement	Coronation and Supreme can jointly agree to terminate the merger agreement at any time prior to completing the merger. In addition, either Coronation or Supreme can terminate the merger agreement if:
the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement; or
a law or final and non-appealable court order prohibits the merger.

Restrictions on the Ability to Sell Coronation's Stock	Coronation will place appropriate legends on the certificates of any common stock of Coronation to be received by affiliates of Supreme which are subject to the resale rules of Rule 144. In addition, affiliates of Supreme have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act of 1933 on shares of common stock of Coronation to be received by them in the merger.

All shares of common stock of Coronation received by the stockholders of Supreme in connection with the merger will be freely transferable unless the shareholder is considered an affiliate of either Coronation or Supreme under the federal securities laws.

The majority stockholders of Supreme and others have agreed to enter into a voluntary escrow agreement regarding the resale of their shares. Under the escrow agreement the stockholders have agreed to not resell 75% the shares of Coronation they will receive under the merger until Coronation has obtained a minimum of $3,000,000 in new debt or equity financing to advance its business. At that time an additional 25% of the shares will be released for resale with an additional 25% being released every three months until 100% of the shares escrowed have been released.

Expenses	Supreme has agreed to pay all expenses incurred in connection with the merger, other than the preparation of the financial statements of Coronation, their SEC filings, exhibits, etc.

Related Transactions to Merger

Name Change	Coronation and its stockholders have agreed to change the name of Coronation to "Supreme Realty Investments, Inc." concurrent with the closing of the merger agreement.

Change of Directors of Coronation	The current board of directors of Supreme will be appointed to the board of directors of Coronation at the close of the merger agreement. Mr. Miller, the sole director and officer of Coronation will resign at that time.
11
Issuance of 1,650,000 Additional Shares to Two Parties	The board of directors of Supreme and Coronation have agreed to issue 1,650,000 in connection with the merger agreement and closing of the merger to two parties under a separate registration statement. These parties were integral in introducing Supreme and Coronation to one another.

Cancellation of 3,3650,00 Outstanding Shares of Coronation	Mr. Miller has agreed to cancel 3,650,000 shares of common stock he currently holds in Coronation concurrently on the parties closing the merger agreement.

Risks Related to Merger Agreement	After the transaction is completed, Coronation's success will be totally dependent on the success of the business currently conducted by Supreme. There are no assurances that Supreme's business operations will be profitable after closing the merger agreement. (See "Risk Factors")

Qualification of Shares Held by Mr. Miller for Immediate Resale

Background	Mr. Miller acquired 5,000,000 shares of Coronation on March 2, 2000 when Coronation was considered a blank check company. Mr. Miller has agreed to cancel 3,650,000 of these shares at the time of closing the merger agreement. The remaining 1,350,000 shares, which will represent 4.5% of the issued and outstanding share capital of Coronation on closing of the merger, cannot be sold pursuant to the resale rules of Rule 144 of the Securities Act of 1933 . In a letter to NASD Regulation, Inc., dated January 21, 2000, the Securities and Exchange Commission staff advised that securities acquired in a blank check company in a private transaction could only be sold if they were subsequently registered for resale.

The parties have agreed to register the remaining shares held by Mr. Miller in a separate registration statement to this Form S-4 to enable Mr. Miller to sell his shares in the future. Coronation may also register restricted shares of other stockholders at this time.

No Trading Market	The shares of Coronation are not quoted for trading on any national market or quotation system. There can be no certainty that the shares of Coronation will ever trade in a public market.

SELECTED FINANCIAL DATA

Coronation and Supreme have provided the following selected historical financial data to aid you in analyzing the financial aspects of the merger. The information is only a summary and you should read it together with Coronation's and Supreme's respective financial statements, which are included as part of this information statement/prospectus.

The unaudited pro forma consolidated financial data also set forth below gives effect to the merger of Supreme by Coronation. The selected unaudited pro forma consolidated financial data is based on estimates and assumptions. This data is not intended to represent or be indicative of the consolidated results of operations or financial conditions of Coronation that would have been reported had the merger been completed as of the dates presented, and is not intended to represent or be indicative of future consolidated results of operations or financial condition of Coronation.

Selected Historical Financial Data of Coronation
	Quarter Ended March 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
BALANCE SHEET DATA:
Current Assets: Other Assets: Total Assets: Total Liabilities: Retained Earnings (Deficit): Shareholder Equity (Deficit) :	$ 0 0 0 6,694 (7,194) (6,694)	$ 0 0 0 4,694 (5,194) (4,694)	$ 0 0 0 2,836 (3,336) (2,836)

INCOME STATEMENT DATA
Total Income: Total Expenses: Net Profit (Loss):	$ 0 2,000 (2,000)	$ 0 1,858 (1,858)	$ 0 2,756 (2,756)

Selected Historical Consolidated Financial Data of Supreme
	Quarter Ended March 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
BALANCE SHEET DATA:
Current Assets: Real Estate Investments: Other Assets: Total Assets: Total Liabilities: Retained Earnings (Deficit): Treasury Stock: Shareholder Equity:	$ 39,486 1,825,507 6,223 1,871,216 1,294,417 (78,303) (17,500) 576,799	$ 12,983 1,843,920 7,311 1,864,215 1,295,288 (86,715) (17,500) 568,927	$ 2,000 1,915,413 8,977 1,926,390 1,300,664 (11,876) 0 625,726

INCOME STATEMENT DATA
Total Income: Total Expenses: Net Profit (Loss):	$ 77,860 69,988 7,872	$ 191,758 266,057 (74,299)	$ 259,699 275,390 (15,691)

Selected Unaudited Pro Forma Combined Financial Data of Coronation and Supreme

	Quarter Ended March 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002
BALANCE SHEET DATA:
Current Assets: Real Estate Investments: Other Assets: Total Assets: Total Liabilities: Retained Earnings (Deficit): Treasury Stock: Shareholder Equity:	$ 39,486 1,825,507 6,223 1,871,216 1,301,111 (85,497) (17,500) 570,105	$ 12,983 1,843,920 7,311 1,864,215 1,299, 982 (91,909) (17,500) 564,233	$ 2,000 1,915,413 8,977 1,926,390 1,303,500 (15,212) 0 622,890

INCOME STATEMENT DATA
Total Income: Total Expenses: Net Profit (Loss):	77,860 71,988 5,872	$ 191,758 267,915 (76,157)	$ 259,699 278,146 (18,447)

RISK FACTORS

As a result of the merger, current Supreme stockholders will be acquiring Coronation common stock. You should consider all of the information included in this information statement/prospectus and its exhibits and all of the information incorporated by reference. In addition you should pay particular attention to the following risks relating to the merger and risks related to the operation of Coronation post merger.

Risks Relating to the Merger

1. As a stockholder of Coronation, you will have different rights and obligations than you currently have as a Supreme stock holder.  As a result your rights as a shareholder may be more limited and you may not be able to influence business decisions of Coronation under Nevada Law to the same extent as you would under corporate laws of Illinois among other things.

Prior to the merger agreement, your rights and obligations as a Supreme stockholder are governed by the charter and bylaws of Supreme and the Business Corporation Act of the State of Illinois. Following the merger, you will become a stockholder of Coronation and your rights and obligations will be governed by the Nevada Revised Statutes of 2001, as amended and the articles and bylaws of Coronation. In some cases your rights as a shareholder may be more limited than your rights as a Supreme stockholder. A detailed description of the similarities and differences of Nevada and Illinois corporate law is provided elsewhere in this Form S-4.

2. The merger agreement may be a taxable transaction for Supreme stockholders.  As a result, the exchange could result in the realization of a gain or loss.

Although we believe that the merger agreement will be tax free, we cannot assure you that the IRS will not seek to treat this as a taxable transaction for Supreme stockholders. In the event the merger does not qualify as a tax free transaction, the transfers could result in the realization of gain or loss by the Supreme stockholders. In that case, under certain circumstances, losses, if any, realized by some Supreme stockholders with respect to the merger agreement could be disallowed.

3. No fairness opinion obtained with regard to the merger, therefore there is no assurance the value established for the shares of Supreme is in fact fair market value.

No professional opinion of legal counsel, public accountants, or investment bankers were obtained regarding the fairness of the proposed merger to Supreme's shareholders. The consideration to be received by the stockholders of Supreme and the other terms of the Merger were determined by the Board of Directors of Coronation and Supreme, which have inherent conflicts of interest, and may not reflect the value of the net assets of Supreme if an independent third party had been involved in negotiation of the terms of the Merger.

4. Interests of Supreme's Directors, Officers, and Key Employees in the Merger other than as Shareholders such as they will become the Board of Directors of Coronation and may enter into Employment Agreements.

In considering the recommendation of the board of directors of Supreme, you should be aware that the members of Supreme's management and of the board of directors of Supreme have interests in the merger that are different from, or in addition to, the interests of the Supreme's stockholders generally. The members of the board of directors of Supreme knew about these additional interests and considered them when they approved the reorganization agreement, such as:

  As of April 24, 2003, directors and officers and their affiliates currently owned approximately 74.44% of all outstanding shares of the shares of Supreme entitled to vote at for the merger and which did vote by consent resolution in favor of the merger;
  On completion of the merger, Coronation may enter into employment arrangements with some or all of the executive officers of Supreme. To date such employment agreements have been reached with Mr. LeRoy, who is currently an executive officer of Supreme. Mr. Elliott will remain as Chairman of the Board of Directors, but will not hold any executive office and will not enter into any employment agreements with the surviving company.

The directors and officers of Supreme may therefore have had different reasons to vote to approve the reorganization agreement and the merger than if they did not have these interests.

Risks Related to Our Securities

5. Our common stock currently is not listed or quoted for trading. Without a trading market you will have difficulty in selling your shares.

Our common stock currently is not qualified for listing and may never qualify for listing on an exchange or quoted market after the merger agreement is complete. We cannot assure you that an active trading market will develop or be sustained for our common stock. The market value of our common stock may be affected by many factors, including: governmental regulatory action; changes in tax laws; the level of our earnings; the market's perception of our business and our ability to generate distributions; the value of our assets and our market capitalization; the degree to which our management's interests are perceived to be aligned with the interests of our stockholders; the degree to which we use borrowings; external factors such as interest rates and conditions of the stock markets; and technical factors relating to the supply and demand for shares of our common stock.

6. We may issue further shares of our common stock after the merger, such issuance may have a dilutive effect for our current shareholders and may cause the price of our common stock to decline.

After the merger, we will have the ability to issue additional shares of common stock, preferred stock and other securities convertible into common stock. We intend to do this in order to acquire additional properties. The issuance of common stock or securities convertible into or exchangeable for our common stock could cause dilution of our existing security holders and a decrease in the market price of our common stock or preferred stock.

Risk Relating to the Business, Finances and Operations of Coronation Post Merger

7. We may not be able to successfully implement our business plan, as a result our earnings could decrease.

After the merger agreement, we intend to seek to raise additional equity or debt capital and to use the funds we raise, plus additional borrowings, to acquire additional income-producing properties, mortgages, and other loans secured by real estate. We cannot assure you that we will be successful in raising additional equity or debt capital or in obtaining additional debt financing on terms that would be acceptable to us. In addition, even if we raise additional equity or debt capital, we cannot be sure that we will be able to acquire any additional properties meeting our investment criteria on terms that would be acceptable to us. If we are not successful in raising additional capital, it could adversely affect our earnings and the price of our common stock.

In addition, even if we raise additional equity or debt capital, we cannot be sure that we will be able to acquire any additional properties meeting our investment criteria on terms that would be acceptable to us.  If we raise additional equity but are not able to invest it in additional properties that generate net income for us at least equivalent to the levels generated by our existing properties, our earnings per share could decrease. Since we have not identified any additional properties that we will for certain acquire, you will not have an opportunity to review additional real estate investments prior to the time you decide whether or not to consent to the merger agreement.

8. As a matter of course, investors will not have an opportunity to review additional real estate investments prior to our decision on such investments. You must instead rely on our investment committee, even if you disagree with its actions.

Our real estate investment decisions will be made by an investment committee consisting of directors and officers of the company. As a matter of course, investors will not have an opportunity to review additional real estate investments prior to the time we make such investments. You may not always agree with the real estate investment decisions of the investment committee, but these decisions will prevail.

9. Additional real estate that we may acquire after the merger may not generate additional earnings or cash available for dividend distribution to our stockholders, as a result you will only be able to benefit from holding our stock if the stock price appreciates.

We expect to acquire additional income-producing properties, mortgages, and other loans secured by real property after the merger agreement. These risks include the possibility that the properties or loans will not perform in accordance with our expectations, that we will pay too high of a purchase price for these additional properties or that we will underestimate financing costs, operating costs and the costs of any necessary improvements and repairs to additional properties. In addition, the economic returns from our real property investments may be affected by a number of factors, many of which are beyond our direct control. These factors include general and local economic conditions, the relative supply of like properties in the market area, interest rates on mortgage loans, the need for and costs of repairs and maintenance of the properties, government regulations and the cost of complying with them, taxes and inflation. As a result, the additional income-producing properties, mortgages, and loans secured by real property we acquire, if any, may not generate any additional earnings for us and may result in losses. We cannot assure you that acquiring additional properties will increase our earnings, and it may result in a reduction in our earnings. As a result, the amount of cash available for distribution to our stockholders and the market price of our common stock could decline after the merger agreement.

10. We may borrow money to buy more real estate, and this may limit our ability to pay dividend distributions to our stockholders, as a result you will only be able to benefit from holding our stock if the stock price appreciates.

We expect to acquire more income-producing properties, mortgages, and loans secured by real property after the merger agreement and to finance these acquisitions in part with additional borrowings. Our Articles of Incorporation and By-laws, do not limit the amount of indebtedness that we are able to incur in pursuit of our internal investment policies.  Such additional indebtedness may be incurred without the vote of shareholders.

An increase in our indebtedness would require additional cash for debt service which could result in less cash available for dividends to our stockholders and could increase the risk of default on our indebtedness. Payment of principal and interest on this indebtedness must be made before we can make dividend distributions on our common stock.

In addition, our borrowings will be secured by first mortgages on our real estate assets.

This exposes us to a risk of losing our interests in the assets given by us as collateral for secured borrowings if we are unable to make the required principal and interest payments when due. In addition, these assets may not be available to our stockholders in the event of the liquidation of Coronation to the extent that they are used to satisfy the amounts due to our creditors.

11. Fluctuating interest rates may affect our earnings because we may borrow money using adjustable-rate mortgages, which could adversely affect our revenues and profitability.

In some cases, we may finance the acquisition of additional income-producing properties, mortgages, and loans secured by real property with adjustable-rate mortgage debt. The interest rates on this debt will adjust based on prevailing market interest rates. If interest rates increase, we will have to pay more interest on this debt, but would not necessarily be able to increase rental income from the apartment properties financed by these mortgages. Therefore, an increase in interest rates may reduce our earnings, and this may reduce the amount of funds available for distribution to stockholders and the market price of our common stock.

Changing interest rates may also affect the value of our mortgage investments and the rates at which we reinvest funds obtained from loan repayments.  As interest rates increase, the interest we receive from reinvested funds will generally increase, but the value of our existing loans at fixed rates will generally tend to decrease.  Ad interest rates decrease, borrowers generally tend to refinance or prepay their existing loans, and funds available for reinvestment will be invested at lower rates.  Therefore, changes in interest rates may reduce our earnings and the value of our loan portfolio.

12. If we finance additional real estate with tax exempt debt, it will subject these properties to certain restrictions which could impair our ability to maintain or increase our profitability from these properties which could adversely affect our revenues and profitability.

We may use tax exempt housing bonds to finance the acquisition of additional apartment properties. While this type of financing offers lower interest rates than conventional financing, it subjects the financed property to numerous restrictive covenants, including a requirement that a percentage of the apartment units in each property be occupied by residents whose income does not exceed a percentage of the median income for the area in which the property is located. These covenants will remain in effect with respect to the apartment properties financed in this manner and it is possible that such covenants may cause the rents charged by these properties to be lowered, or rent increases foregone, in order to attract enough residents meeting the income requirements. In the event that we do not comply with these restrictions, the interest on the bonds could become subject to federal and state income tax, which would result in either an increase in the interest rate on the bonds or an early redemption of these bonds that would force us to obtain alternative financing or sell the properties securing the bonds.

13. The concentration of real estate in one geographical area may make us vulnerable to adverse changes in local economic condition which could adversely affect our revenues and profitability.

While we plan to diversify our portfolio of properties across several geographic regions and property types, we do not have specific limitations on the total percentage of our real estate properties that may be located in any one area. Consequently, properties that we own may be located in the same or a limited number of geographical regions. Currently, all four of our apartment properties are located in Chicago, Illinois.

We do not have a policy that prohibits us from acquiring properties in markets in which we already own a property. Adverse changes in the economic conditions of the geographic regions in which our properties are concentrated may have an adverse effect on real estate values, rental rates, and occupancy rates. Any of these could reduce the rental income we earn from our real estate portfolio or the market value of these properties.

14. Our real estate investments may be illiquid and their value may decrease either of which would adversely affect our revenues and profitability.

Our investments in income-producing properties, mortgages, and loans secured by real property are relatively illiquid. Our ability to sell these assets, and the price we receive upon their sale, will be affected by the number of potential buyers, the number of competing properties on the market in the area and a number of other market conditions. As a result, we cannot assure you that we will be able to sell these properties without incurring a loss.

FORWARD LOOKING STATEMENTS

Certain statements and other information contained herein concerning future, proposed, and intended activities of Coronation post-merger or other matters that are not historical facts are forward-looking statements. When used herein, the words "believe," "expect," "anticipate," "estimate," and similar expressions are intended to identify forward-looking statements. By their nature, forward-looking statements are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under these "Risk Factors." Section 27A(b)(1)(C) of the Securities Act of 1933 and Section 21E(b)(1)(C) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made by companies that issue "penny" stock. Since the stock being registered by this registration statement is considered "penny" stock, the safe harbor does not apply to this Company.

TERMS OF THE TRANSACTION

In addition to the other information contained in this information statement/prospectus, Supreme stockholders should carefully consider the following factors in evaluating the merger agreement, Coronation and its business.

Background of the Merger

Coronation was formed specifically to search for and engage in a merger or acquisition of a business opportunity. Coronation became a reporting issuer under the Securities Act of 1934 in July 2002. Since that time Mr. Miller, the President of Coronation, has reviewed a number of business plans. In late February or early March 2003, Mr. Miller was provided a business plan for Supreme by a long time business acquaintance Mr. Nick Segounis. Mr. Miller reviewed the plan and subsequently asked Mr. Segounis to introduce him to Mr. Thomas Elliott the President of Supreme. Mr. Miller shared information about Coronation with Mr. Elliott and after each company completed its respective review, Messrs. Miller and Elliott negotiated an agreement and plan of exchange and reorganization. This merger agreement was subsequently signed by the parties on March 31, 2003.

Reasons for the Merger

The respective board of directors and majority stockholders of each company spent considerable time reviewing the terms of the merger, the background of their respective business operations, management and the future business potential and plans of the combined entities.

Based on these and other considerations, the board of directors of each company together with their respective majority stockholders believe that the transactions contemplated by the merger agreement, including the name change of Coronation, share cancellation by Mr. Miller, and issuance of additional shares to Mr. Nick Segounis and SG Financial Services Group among other things are fair and in the best interest of each company.

The majority stockholders of Supreme believe that Supreme will benefit from the merger by the fact that Supreme will now be a reporting issuer with the Securities and Exchange Commission and as a result will be able to seek a listing for its shares on an exchange or quotation system. The board of directors and majority stockholders of Supreme believe this will also assist Supreme in raising the capital it requires to advance its business plans.

Summary of the Merger Agreement

The following contains, among other things, a summary of the material features of the merger agreement. This Summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the executed merger agreement a copy of which is attached to this information statement/prospectus as Exhibit 2 and is hereby incorporated by reference.

General Terms.

On March 31, 2003, Coronation and Supreme entered into an agreement and plan of exchange and reorganization which provides that subject to certain conditions, Supreme will be merged with Coronation with Coronation surviving the merger. Coronation, as the surviving entity will carry on the business of Supreme and own all of its assets and liabilities. The merger will become effective at the date and time that the certificate of merger is filed with the Secretary of State of Nevada or such later time as may be specified by the parties. Coronation and Supreme anticipate that this filing will be made as soon as practicable after the last of the conditions precedent to the merger, as set forth in the merger agreement, has been satisfied or waived.

Consideration to Be Received In the Merger.

At the effective time of the merger, each issued and outstanding share of Supreme will be converted into the right to receive 1.3953 shares of the common stock of Coronation. Coronation will not issue any fractional shares of common stock in connection with the merger. If fractional shares should occur as a result of the exchange rate, such fractional shares will be rounded down. Coronation will issue approximately 27,000,000 shares in exchange for all of the outstanding capital stock of Supreme.

Exchange of Shares.

The transfer agent of Supreme, Interstate Transfer Company of 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121 will act as exchange agent in the merger. Subject to the terms and conditions of the merger agreement, Coronation will make available to the exchange agent from time to time on its request certificates representing the common stock of Coronation issuable in exchange for the outstanding shares of Supreme. As promptly as practicable after the effective time of the merger, Coronation will cause the exchange agent to send to each holder of record of shares of Supreme a letter of transmittal and instructions. Thereafter, holders of shares of Supreme may surrender their certificates to the exchange agent, together with a duly executed letter of transmittal. In exchange for such share certificates, holders will receive Coronation common stock certificates representing the applicable whole number of Coronation shares as described under "Consideration to be Received in the Merger" above. Stockholders of un-exchanged shares of Supreme will not be entitled to receive any dividends or distributions payable by Coronation with respect to those shares until the applicable Supreme certificate is surrendered. On surrender, however, subject to applicable laws, former Supreme stockholders will receive such distributions in respect of the whole Coronation shares received.

To exercise their appraisal and dissenter's rights, Supreme's shareholders must:

1) deliver a written demand for payment to Supreme within twenty days of receiving this information statement/prospectus, demanding payment for his or her shares if the merger is completed;

2) Upon receipt of such demand, Supreme will send to those stockholders delivering written demands for payment a statement of its estimate of the fair value of the Supreme's shares within the later of (a) 10 days after the effective date of the merger or (b) 30 days after such stockholder delivers a written demand for payment to Supreme. Financial information about Supreme required to be provided under Section 11.70 of the Illinois Business Corporation Act will accompany this statement. Supreme will also send such stockholders a commitment to pay for their shares at their estimated fair value, plus accrued interest, upon transmittal to Supreme of the certificates representing, or other evidence of ownership of, such shares. If the merger occurs, Supreme will pay to each dissenter who transmits to Supreme his or her certificate or other evidence of ownership the amount Supreme estimates to be the fair value of such dissenter's shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated;

3) A stockholder who does not agree with Supreme's estimate of fair value or the amount of interest due must notify Supreme in writing of the stockholder's estimate of the shares' fair value and the amount of interest due and demand payment for the difference and the interest due within 30 days from the delivery of Supreme's statement of its estimate of fair value;

4) Stockholders who fail to notify Supreme of their estimate of fair value or the amount of interest due within this period will lose their rights to dispute the amounts estimated and determined by Supreme;

5) If a stockholder and Supreme are unable to agree on the fair value of the shares and accrued interest within 60 days from delivery to Supreme of the stockholder's estimate of fair value and accrued interest, Supreme will either pay the difference in value that the stockholder demanded with interest or file a petition in the Circuit Court of Cook County, State of Illinois, requesting the court to determine the fair value of the shares and the interest due. Supreme will make all dissenters, whether or not residents of Illinois, whose demands remain unsettled, parties to any such proceeding and all parties will be served with a copy of the petition. Stockholders who do not live in Illinois may be served by registered or certified mail or by publication as provided by law.

6) If the court's determination of fair value and interest due exceeds the amount paid by Supreme, then each dissenting stockholder made a party to the proceeding is entitled to judgment for the difference plus interest. The court may appoint one or more persons as appraisers to receive evidence and to determine the fair value. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers. Fees and expenses of counsel and experts for any party are excluded. If the fair value of the shares as determined by the court materially exceeds the amount of Supreme's estimate, or if no estimate was made, then all or any part of such expenses may be assessed against Supreme. However, if a stockholder's estimated fair value materially exceeds the fair value that the court determines, then all or any part of such expenses may be assessed against the stockholder. Under certain circumstances, the court may also assess the fees and expenses of counsel and experts to a stockholder or to Supreme.

Further information about the appraisal and dissenter's rights of Supreme stockholders is provided in this Form S-4 under the sub-heading "Voting and Management Information - Dissenter's Rights of Appraisal of Stockholders of Supreme" and the full text of the relevant corporate act provisions is attached as Exhibit 4.3.

Effective Time of the Merger.

The merger will become effective at the date and time the certificate of merger is filed with the Secretary of State of the State of Nevada or at such later time as may be specified therein. It is anticipated that this filing will be made as soon as practicable after the last of the conditions precedent to the merger, as set forth in the merger agreement, has been satisfied or waived.

Principal Representations and Warranties.

The merger agreement contains a number of representations and warranties of Supreme, including those regarding due incorporation and good standing, capitalization, corporate authority to enter into the contemplated transactions, required consents and filings with government entities, absence of violation of any material agreement or debt instrument, financial statements, information supplied for use in this information statement/prospectus, absence of changes or events, compliance with law, brokers and advisors, and taxes.

The merger agreement also includes a number of representations and warranties of Coronation, including those regarding due incorporation and good standing, capitalization, corporate authority to enter into the contemplated transactions, required consents and filings with government entities, reports filed with the Securities and Exchange Commission, financial statements, information supplied for use in this information statement/prospectus, litigation, taxes, no payment to employees, officers or directors, compliance with laws, absence of violation of any material agreement or debt instrument, brokers and advisors and state takeover statutes.

Many of these representations and warranties are subject to a material adverse effect qualifier, which, for purposes of the merger agreement, means, with respect to Coronation or Supreme, as the case may be, a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of either party and its subsidiaries, taken as a whole.

The representations and warranties contained in the merger agreement will not survive the merger, but they form the basis of conditions to Coronation's and Supreme's obligations to complete the merger.

Conditions to the Consummation Of The Merger.

Conditions to Each Party's Obligations to Effect the Merger. Each party's obligation to consummate the merger is subject to the satisfaction or waiver of the following conditions:

(a)	Shareholder Approvals. The irrevocable consent of the holders of a majority of the outstanding shares of each company delivered on filing this information statement/prospectus with the Securities and Exchange Commission will be in full force and effect and will constitute the requisite consent of the stockholders of each party to the merger and the adoption of the merger agreement under their respective governing corporate laws and their articles of incorporation and bylaws.
(b)	Form S-4 Registration Statement. The registration statement, of which this information statement/prospectus is a part, will have become effective under the Securities Act of 1933 and all applicable state securities laws and will not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order will be threatened or entered by the Securities and Exchange Commission or any state securities administration preventing the merger. In addition, 20 business days must have elapsed since this information statement/prospectus was mailed to Supreme' stockholders.
(c)	No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition will be in effect preventing the consummation of the merger.

Additional Conditions to Obligations of Coronation. The obligation of Coronation to consummate the merger is further subject to the satisfaction of the following additional conditions, which may be waived in writing exclusively by Coronation:

(a)	Representations and Warranties. The representations and warranties of Supreme included in the merger agreement to the extent qualified as to a material adverse effect will be true and correct in all respects, and to the extent the representations are not qualified as to a material adverse effect will have been true and correct in all material respects as of the date of the merger agreement and at and as of the effective time of the merger, as if made at and as of that time except to the extent expressly made as of an earlier date, in which case on that date. Supreme will have delivered to Coronation an officer's certificate, in form and substance satisfactory to Coronation and its counsel, relating to the matters addressed in this clause (a) and clauses (b) and (c) below.
(b)	Performance of Obligations of Supreme. Supreme will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger.
(c)	No Material Adverse Change. Since the date of the merger agreement there will not have occurred any material adverse change in the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of Supreme and its subsidiaries, taken as a whole.

Additional Conditions to Obligations of Supreme. The obligation of Supreme to effect the merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by Supreme:

(a)	Representations and Warranties. The representations and warranties of Coronation included in the merger agreement to the extent qualified as to a material adverse effect will be true and correct in all respects, and to the extent the representations are not qualified as to a material adverse effect will have been true and correct in all material respects, as of the date of the merger agreement and at and as of the effective time of the merger, as if made at and as of that time except to the extent expressly made as of an earlier date, in which case on that date. Coronation will have delivered to Supreme an officer's certificate, in form and substance satisfactory to Supreme and its counsel, relating to the matters addressed in this clause (a) and clauses (b) and (c) below.
(b)	Performance of Obligations of Coronation. Coronation will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger.
(c)	No Material Adverse Change. Since the date of the merger agreement there will not have occurred any material adverse change in the business, assets, liabilities, results of operations, condition (financial or otherwise) of Coronation.

Termination of the Merger Agreement.

The merger agreement may be terminated at any time prior to the effective time of the merger:

(a)	by mutual written consent of Coronation and Supreme;
(b)	by Supreme, if Coronation shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach is not cured by December 31, 2003;
(c)	by Coronation, if Supreme shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach is not cured by December 31, 2003;
(d)	by either Coronation or Supreme if the merger has not been consummated by December 31, 2003; provided, however, the right to terminate the merger agreement under this clause (b) will not be available to any party whose breach of any obligation under the merger agreement resulted in the failure of the merger to occur on or before that date;

Expenses of Merger.

Supreme has agreed to pay all expenses incurred in connection with the merger, other than the preparation of financial statements, SEC filings, exhibits, etc. of Coronation.

Related Transactions to Merger

Name Change.

Coronation has agreed to change its name concurrently with closing the merger agreement. The new name "Supreme Realty Investments, Inc." is intended to convey more clearly a sense of Coronation's business after the merger with Supreme. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of Coronation. 100% of the shares of common stock of Coronation have been voted by consent resolution in support of this action.

Appointment of New Slate of Directors.

Under the terms of the merger agreement, Mr. Harry Miller will resign from the board of directors of Coronation and Messrs. Thomas Elliott, Jean LeRoy, and Elbert Shaw will be appointed as new directors of Coronation at the time of closing the merger. The appointment of the new directors at the time of closing the merger has been approved by consent resolution of 100% of the shares issued and outstanding. (See Voting and Management Information for complete information about Messrs. Elliott, LeRoy, and Shaw).

Issuance of Additional Shares of Coronation.

The board of directors of Supreme and Coronation have agreed to issue 1,650,000 shares of the common stock of Coronation to two parties, Mr. Nick Segounis (300,000 shares) and SG Financial Services Group (1,350,000 shares) . These shares will be qualified for sale under a separate registration statement and will be issued to Mr. Nick Segounis and SG Financial Services Group, which is wholly-owned by Mr. John Coleridge, on or shortly after the closing of the merger agreement. These two parties were integral in introducing Supreme and Coronation to one another.

Cancellation of 3,650,000 Shares of Coronation.

Mr. Harry Miller has agreed to return to Coronation's treasury for cancellation 3,650,000 shares of common stock he acquired on March 2, 2000. Mr. Miller will retain 1,350,000 shares of common stock of Coronation of the 5,000,000 shares he previously held. Mr. Miller is currently the sole director, officer and stockholder of Coronation.

Qualification of Shares Held by Mr. Miller for Resale.

Mr. Harry Miller, Coronation's sole officer, director and stockholder just prior to the merger will hold 1,350,000 shares of common stock of Coronation on closing of the merger agreement. This number will represent 4.5% of the total issued and outstanding shares of Coronation at that time. Although Mr. Miller acquired these shares on March 2, 2000, over three years ago, he is unable to sell these securities pursuant to Section 4(1) or Rule 144 of the Securities Act of 1933 as Coronation was a blank check company at the time he acquired these shares.

Section 4(1) and Rule 144 provide an exemption from the registration requirements of the Securities Act of 1933 when reselling securities acquired in a private transaction or securities which are held by directors, officers, 10% holders or other affiliates. The exemption is available subject to certain hold periods and informational requirements being met. If Coronation had been an operational company versus a blank check company at the time Mr. Miller acquired his shares in Coronation he would be able to sell approximately 299,879 shares per quarter on close of the merger agreement pursuant to Rule 144.

In a letter to NASD Regulation, Inc. dated January 21, 2000, the Securities and Exchange Commission staff advised that persons who hold securities in blank check companies are probably underwriters of those securities. As a result, the only way securities of a blank check company may be resold is through registration under the Securities Act of 1933. It is for this reason the parties have agreed to register for resale the 1,350,000 shares of common stock of Coronation Mr. Miller will continue to hold after the close of the merger agreement under a separate registration statement to this Form S-4..

Mr. Miller may chose to sell all or none of the shares he holds in negotiated private transactions or wait until the shares of Coronation are quoted for trading on a national market or quotation system and then offer his stock at prevailing market prices, or again at privately negotiated prices. There can be no certainty that the shares of Coronation will ever trade in a public market.

Voluntary Escrow Agreement.

The stockholders of Supreme and Coronation have agreed to enter into a voluntary escrow agreement on close of the merger. The escrow agreement is being entered into in order to assist management in raising funds either through future securities offerings or traditional bank financing. The stockholders have agreed to a release formula whereby 25% of their stockholdings will be released immediately; thereafter, 75% of their stockholdings will be held in escrow will not be released until Coronation has obtained $ 3,000,000 in new funding to advance its business plans. After this initial funding has been obtained 25% of the total amount number of shares held in escrow will be released immediately on a pro rata basis every three months until no shares remain in escrow. The Supreme stockholders will be the owners of record of the escrow shares and will be entitled to all rights as holders of such shares (including voting and dividend rights), but will not be able to transfer such shares until the certificates are released by the escrow agent. The escrow agreement will terminate when all of the shares of Coronation common stock held in escrow have been released and distributed to Supreme's stockholders.  A copy of the escrow agreement has been attached as Exhibit 4.2.

Description of Securities

Common Stock.

Coronation is authorized to issue 100,000,000 shares of common stock, par value $0.00001 per share. Coronation has no other classes of stock. As of July 28, 2004 , Coronation had outstanding 5,000,000 shares of common stock. All shares of the common stock are equal to each other with respect to voting, dividend rights and liquidation rights.

Special meetings of the stockholders may be called by the President or board of directors of Coronation, or on the request of holders of at least ten percent of the outstanding voting shares. Stockholders of shares of the common stock are entitled to one vote at any meeting of the stockholders for each share of the common stock they own as of the record date fixed by the board of directors. At any meeting of stockholders, a quorum consists of fifty percent plus one of the outstanding shares of the common stock of Coronation entitled to vote, represented in person or by proxy.

There is no conversion, pre-emptive or other subscription rights or privileges with respect to any share. Reference is made to the certificate of incorporation and bylaws of Coronation as well as to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of shares in the capital stock of Coronation. It should be noted that the Bylaws may be amended by the board of directors without notice to the stockholders.

Non-Cumulative Voting.

The shares of the common stock of Coronation do not have cumulative voting rights, which mean that the holders of more than fifty percent of the shares of the common stock voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

Dividends.

The payment of dividends by Coronation, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, on its earnings, its capital requirements and its financial condition, as well as other relevant factors. Coronation has not paid a cash or stock dividend and does not anticipate paying any cash or stock dividends in the foreseeable future. (See Risk Factors).

Transfer Agent.

The transfer agent for the common stock of Coronation is Nevada Agency & Trust Co., 50 West Liberty Street, Suite 880, Reno, Nevada 89501. After the merger, the transfer agent will be Interstate Transfer Company of 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121.

Comparison of Stockholder Rights

A summary comparison of material differences between the rights of a Coronation stockholder under Coronation's articles of incorporation and bylaws (left column) and the rights of a Supreme stockholder under Supreme's current certificate of incorporation and bylaws (right column) is shown below. These summaries are not complete. We encourage stockholders to refer to the relevant portions of Coronation's articles of incorporation and bylaws, and Supreme's current certificate of incorporation and bylaws and the relevant provisions of Nevada and Illinois corporate law, respectively.

Coronation	Supreme

General
Coronation is a Nevada corporation subject to the provisions of the Chapter 78 of the Nevada Revised Statutes.	Supreme is a Illinois corporation subject to the provisions of the Business Corporation Act of the State of Illinois.
The rights of Coronation stockholders are governed by Coronation's articles of incorporation and bylaws, in addition to Nevada law.	The rights of Supreme stockholders are governed by Supreme's articles of incorporation and bylaws, in addition to Illinois law.

Amendment of Articles/Certificate of Incorporation
The articles of incorporation and by-laws of Coronation are silent as to amendment of the articles of incorporation. Under Nevada law, amendment of the articles of incorporation requires: (1) an authorization by the board; followed by (2) notification to all stockholders setting forth the proposed amendment; and (3) a vote of the majority of all outstanding voting shares.	Supreme's articles of incorporation and bylaws may be amended by the shareholders in accordance with a duly adopted resolution of the board of directors. Under Illinois law, amendment of the articles of incorporation requires: (1) an authorization by the board; followed by (2) a vote of the majority of all outstanding voting shares and a majority of all outstanding shares entitled to vote thereon as a class.

Directors
Number
The articles of Coronation provide that the number of directors shall be not more than nine nor less than one, with the actual number to be determined by the board of directors	Bylaws of Supreme provide that the number of directors shall be no less than one and no more than ten, with the actual number to be determined prior to the election of directors at the annual meeting of stockholders.
The current number of directors is one (1).	The current number of directors is two (2).
Removal
Nevada laws provide that directors may be removed with or without cause by a vote of stockholders holding two-thirds of the outstanding shares entitled to vote.	The Supreme bylaws provide that directors may be removed either with or without cause by a majority of the shares entitled to vote in the election of directors.

Vacancies
The Coronation bylaws provide that a vacancy occurring in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum. The board of directors may elect a director at any time to fill any vacancy.	The Supreme bylaws provide that a vacancy on the board of directors may be filled by vote of the Supreme board of directors. If, however, the number of directors is less than a quorum, vacancies may be filled by vote of a majority of the directors then in office.

Special Meetings Of Stockholders
The Coronation bylaws provide that a special meeting of the stockholders may be called in accordance with the articles and the laws of Nevada.	The Supreme bylaws provide that a special meeting of stockholders for any purpose may be called at any time by:
  the chief executive officer;
  request of a majority of Supreme' board of directors; or
  Supreme' corporate secretary upon the written request of the holders of not less than 25% of the shares of stock outstanding entitled to vote.

26
Stockholder Action Without Meeting
The Coronation bylaws provide that any action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent resolution in writing, setting forth the action so taken, shall be signed by a majority, or greater if required to pass that action, by the stockholders entitled to vote.	The Supreme bylaws provide that any action required or permitted to be voted on may be consented to in writing without a meeting so long as such written consent sets forth the action so taken and is signed by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Accounting Treatment of the Merger

On closing of the merger agreement, based on management's consultation with the auditors for Supreme and the auditors of Coronation, it appears that the proper accounting treatment is a so-called "reverse acquisition," whereby Supreme will account for the transaction as a recapitalization of Coronation. Supreme is deemed to be the "nominal acquiree" due to the common stockholders of Supreme ultimately controlling the reorganized company.

Federal Income Tax Consequences

The following discussion is limited to the material federal income tax consequences of the proposed merger and does not discuss state, local, or foreign tax consequences or all of the tax consequences that might be relevant to an individual stockholder of Supreme. Mr. Warren Soloski, Esq., a licensed securities and tax attorney practicing in Los Angeles, California, has provided Supreme with an opinion as to the tax consequences of the merger, it is his opinion given the facts presented that the merger will qualify for federal income tax purposes as a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). Supreme, and their shareholders will not recognize any gain or loss as a result of the merger transaction and Supreme's shareholders' aggregate tax basis and respective holding periods are the same as they were prior to the merger. However, should Supreme shareholders exercise their dissenter's rights and effect the sale of their shares back to Supreme, such a transaction may be deemed a taxable event and may be subject to capital gains treatment.

Also, Coronation and Supreme will not recognize a gain or loss as a result of the merger.

These conclusions are based on the federal income tax laws currently in effect, including the Internal Revenue Code of 1986, as amended, final and proposed Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service and court decisions which are subject to change, and in some cases not binding on the Internal Revenue Service or the court. Any change could alter the tax consequences of this merger. No advance income tax rulings have been sought from the Internal Revenue Service with respect to any of the transactions contemplated under the merger agreement. If the Internal Revenue Service were to successfully challenge Coronation and Supreme's determinations described above, Coronation may be required to recognize taxable income in an amount equal to the value of the shares of common stock of Coronation issued to the stockholders of Supreme.

Pro Forma Financial Information

The proposed merger is described as a "reverse acquisition" to be reflected as a recapitalization with Supreme Property, Inc. as the accounting acquirer.

The accompanying pro forma combined condensed consolidated financial statements are provided for informational purposes only. They are not necessarily indicative of the results that will be achieved for future periods. The accompanying pro forma condensed consolidated financial statements do not purport to represent what Coronation's results of operations or financial position would actually have been if the merger had, in fact, occurred on December 31, 2003. You should read the accompanying pro forma condensed consolidated financial statements and the related notes in conjunction with the audited and unaudited financial statements included elsewhere in this information statement/prospectus.

[Pro Forma Statements Begin on Next Page]

CORONATION ACQUISITION CORP.
Unaudited Pro Forma Combined Consolidated Balance Sheet
As of March 31, 2004

Historical

	Coronation		Supreme	Pro Forma Adjustments	Pro Forma Combined
ASSETS:
Current Assets:
Cash & Cash Equivalents	$-0-		$3,486	.	3,486
Accounts Receivable	-0-	.	36,000		36,00
Total Current Assets	-0-		39,486		39,486
Real Estate Investments:
Existing Properties	-0-		1,966,000		1,966,000
New Property Acquisitions	-0-		-0-		-0-
Gross Properties	-0-		1,966,000		1,966,000
Less: Accumulated Deprec.			(140,493)		(140,493)
Total Real Estate Investments	-0-		1,825,5-7		1,825,507

Total Investments before Loss Reserves	-0-		1,825,5-7		1,825,507

Total Investments	-0-		1,825,5-7		1,825,507

Other Assets:
Furniture/Fixtures/Equipment	-0-		11,662		11,662
Less: Accumulated Deprec.	-0-		(5,439)		(5,439)
Total Other Assets			6,223		6,223

TOTAL ASSETS	-0-		1,871,216		1,871,216

LIABILITIES:
Current Liabilities	-0-		1,282,417		1,282,417
Officers Advances	4,248		-0-		4,248
Accounts Payable	2,446		-0-		2,446
Notes Payable	-0-		12,000		12,000
Total Liabilities	6,694		1,294,417		1,301,111

STOCKHOLDER'S EQUITY:
Common Stock	50		64,356	(34,406)	30,000
Additional Paid In Capital	450		608,246	27,212	635,908
Retained Earnings (Deficit)	(7,194)		(78,303)	7,194	(78,303)
Less: Treasury Stock	-0-		(17,500)		(17,500)
Total Stockholder Equity	(6,694)		576,799		570,105

TOTAL LIABILITIES & EQUITY	$-0-		$1,871,216		$1,871,216

The accompanying notes are an integral part of these financial statements.

CORONATION ACQUISITION CORP.
Unaudited Pro Forma Combined Consolidated Statement of Operations
For the 3 months ending March 31, 2004

Historical

	Coronation	Supreme		Pro Forma Adjustments	Pro Forma Combined
REVENUES:
Rental Income	$-0-	$47,860	$		$47,860
Income from Mortgage Bank	-0-	30,000			30,000
TOTAL REVENUES	-0-	77,860			77,860

EXPENSES:
Salaries, Commissions, and Employee Benefits	-0-	16,738			16,738
General & Administrative	2,000	18,363			20,363
Property Operating Expenses	-0-	34,339			34,339
Depreciation and Amortization	-0-	548			548
TOTAL EXPENSES	2,000	69,988			71,988

NET INCOME (LOSS)	(2,000)	69,988			71,988

Per Share Data -Basic
Weighted Average Common Shares Outstanding	5,000,000	19,338,327

NET INCOME	$(0.00)	$(0.00)

Per Share Data -Diluted
Weighted Average Common Shares Outstanding	5,000,000	19,338,327

NET INCOME	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

CORONATION ACQUISITION CORP. Unaudited Pro Forma Combined Consolidated Balance Sheet As of December 31, 2003
	Historical
	Coronation	Supreme		Pro Forma Adjustments	Pro Forma Combined
ASSETS:
Current Assets:
Cash & Cash Equivalents	$ -0-	$3,838	$		$3,838
Accounts Receivable	-	9,600			9,600
Total Current Assets	-0-	12,983			12,983
Real Estate Investments:
Existing Properties	-	1,966,000			1,966,000
New Property Acquisitions	-	-			-
Gross Properties	-	1,966,000			1,966,000
Less: Accumulated Deprec.	-	(122,080)			(122,080)
Total Real Estate Investments	-	1,843,920			1,843,920

Total Investments before Loss Reserves	-	1,843,920			1,843,920

Total Investments	-	1,843,920			1,843,920
Other Assets:
Furniture/Fixtures/Equipment	-	11,662			11,662
Less: Accumulated Deprec.	-	(4,351)			(4,351)
Total Other Assets	-0-	7,311			7,311

TOTAL ASSETS	-0-	1,864,215			1,864,215
LIABILITIES:
Current Liabilities	4,694	1,283,288			1,287,982
Notes Payable	0	12,000			12,000
Total Liabilities	4,694	1,295,288			1,299,982
STOCKHOLDER'S EQUITY:
Common Stock	50	64,356		(34,406)	30,000
Additional Paid In Capital	450	608,786		29,212	638,448
Retained Earnings (Deficit)	(5,194)	(86,715)		5,194	(86,715)
Less: Treasury Stock	-	(17,500)			(17,500)
Total Stockholder Equity	(4,694)	568,927			564,233

TOTAL LIABILITIES & EQUITY	$ -0-	$1,864,215			$1,864,215

The accompanying notes are an integral part of these financial statements.

CORONATION ACQUISITION CORP. Unaudited Pro Forma Combined Consolidated Statement of Operations As of December 31, 2003
	Historical
	Coronation	Supreme	Pro Forma Adjustments	Pro Forma Combined
REVENUES:
Rental Income	$ -0-	$ 191,758	$	$ 191,758
TOTAL REVENUES	-0-	191,758		191,758

EXPENSES:
Salaries, Commissions, and Employee Benefits	-	49,076		49,076
General & Administrative	1,858	88,881		90,739
Property Operating Expenses	-	125,911		125,911
Depreciation and Amortization	-	2,189		2,189
TOTAL EXPENSES	1,858	266,048		267,915
	-
NET INCOME (LOSS)	(1,858)	(74,299)		(76,157)

Per Share Data -Basic

Weighted Average Common Shares Outstanding	$ 5,000,000	$ 19,338,327

NET INCOME	$ (0.00)	$ (0.00)

Per Share Data -Diluted

Weighted Average Common Shares Outstanding	$ 5,000,000	$ 19,338,327

NET INCOME	$ (0.00)	$ (0.00)

The accompanying notes are an integral part of these financial statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements of Coronation

Note 1 -  Basis of Pro Forma Presentation

On March 31, 2003, Coronation and Supreme entered into a merger agreement, which will result in Supreme merging into Coronation with Coronation as the surviving entity. For a discussion regarding the primary reasons for this transaction, see "Reasons for the Transaction" on page 22.

The proposed merger is described as a "reverse acquisition" to be reflected as a recapitalization with Supreme Property, Inc. as the accounting acquirer.

The unaudited pro forma combined consolidated financial statements provide for the issuance of approximately 27,000,000 million shares of Coronation's common stock, based upon an exchange ratio of 1.3953 for each share of Supreme outstanding as of July 28, 2004 . The actual number of shares of Coronation common stock to be issued will be determined based on the actual number of shares of Supreme common stock outstanding at the completion of the merger.

On closing of the merger agreement, based on management's consultation with the auditors for Supreme and the auditors of Coronation, it appears that the proper accounting treatment is a so-called "reverse acquisition," whereby Supreme will account for the transaction as a purchase of Coronation to be reflected as a recapitalization with Supreme Property, Inc. being deemed to be the "accounting acquirer" due to the common stockholders of Supreme ultimately controlling the reorganized company.

Note 2 -  Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share are based on the weighted average number of shares of Coronation common stock outstanding and weighted average number of Supreme common stock outstanding multiplied by the exchange ratio. The weighted average number of Coronation diluted shares has been adjusted to reflect cancellation of 3,650,000 shares of common stock and the issuance of 1,650,000 shares to two unrelated parties at the time of the merger closing.

Selling Stockholders

In general the persons to whom we issue securities under this registration statement will be able to resell Coronation's securities in the public market (assuming one develops) without further registration and without being required to deliver a prospectus. However, certain persons who receive Coronation's securities may want to resell those securities in distributions that would require the delivery of a prospectus. With the consent of the board of directors of Coronation, this prospectus may be used by selling stockholders who may wish to sell securities. As used in this prospectus, "selling security holders" may include donees, distributees and pledgees of securities received from a named selling security holder. The board of directors may limit its consent to a specified time period and subject its consent to certain limitations and conditions, which may vary by agreement.

Selling security holders may sell securities from time to time in one or more of the following transactions:

  through any securities exchange that may quote the common stock of Coronation in the future;
  in the over-the-counter market;
  in transactions other than on such exchange or in the over-the-counter market including negotiated transactions and other private transactions);
  in short sales (sales of shares completed by the delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;
  pledge to secure debts and other obligations or on foreclosure of a pledge;
  through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock; or
  in a combination of any of the above transactions.

Selling security holders may enter into hedging transactions from time to time in which a selling security holder may:

  in a combination of any of the above transactions;
  enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling security holder to close out its short positions;
  sell common stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with their short positions;
  enter into option or other types of transactions that require the selling security holder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or
  loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

Selling security holders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:

  loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.
  a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;
  purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or
  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Resales by selling security holders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling security holder's agent in the resale of the shares by the selling security holder, or the securities firm may purchase securities from the selling security holder as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. Securities may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. We and such selling security holders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act of 1933 and may reimburse them for any expenses in connection with an offering or sale of securities. We may also agree to indemnify the selling security holder against any such liabilities or reimburse them for expenses. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act of 1933 may be deemed underwriting compensation under the Securities Act of 1933.

Selling security holders may also offer shares of common stock covered by this information statement/prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act of 1933, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act of 1933. Selling security holders should seek the advice of their own counsel about the legal requirements for any sales by them.

The terms of the acquisition of shares of common stock by the selling security holder may include a provision for the sharing or reallocation of the selling security holder's costs in connection with the resale of the securities, including the cost of registering the securities issued in the acquisition and preparing and printing the amendment or supplement, commissions and other costs of resale.

This prospectus will be amended or supplemented, if required by the Securities Act of 1933 and the rules of the Securities and Exchange Commission, to disclose the name of the selling security holder, the participating securities firm, if any, the number of shares of common stock involved and other information concerning the resale, including the terms of any distribution, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions, concessions or other items constituting compensation. We may agree to keep the registration statement relating to the offering and sale by the selling security holders of Coronation's securities continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act of 1933.

Selling stockholders should be aware that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market.

Regulation M consists of six rules. Rule 100 is a definitional rule. Rule 101 covers the activities of underwriters, broker-dealers, and others participating in a distribution. Rule 102 governs the activities of issuers and selling security holders. Rule 103 pertains to Nasdaq passive market making. Rule 104 governs stabilization transactions and certain post-offering activities by the underwriters, and Rule 105 governs short selling in anticipation of a public offering. With certain exceptions, Regulation M precludes us and any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with a market offering. We strongly recommend selling stockholders to consult with their own legal counsel to ensure compliance with Regulation M. All of the foregoing may affect the marketability of the shares of common stock of Coronation post-merger.

Interests of Named Experts and Counsel

Derwin Richardson, Esq., corporate counsel for Supreme, is to receive 139,593 shares of the common stock of Coronation post-merger as consideration for legal services rendered in connection with his involvement in the preparation of this information statement/prospectus.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITES

The merger agreement described in this information statement/prospectus provides for Coronation to indemnify and hold harmless, any officer, director, or employees of Coronation or Supreme against losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any threatened or actual claim, action, suit, proceeding or investigation.

In the event that a claim for indemnification against such liabilities (other than the payment by Coronation of expenses incurred or paid by a director, officer or controlling person of Coronation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Coronation will, unless in the opinion of its counsel, that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INFORMATION ABOUT CORONATION ACQUISITION CORP.

Description of Business

Formation.

Coronation was incorporated on February 9, 2000 in the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, acquiring a business through a merger and acquisition.

Coronation's Business Pre-Merger.

Coronation has been in the developmental stage since inception and has no operations to date. Coronation has never commenced any operational activities other than issuing shares to its sole stockholder and looking for a suitable merger or acquisition candidate. As such, Coronation can be defined as a "shell" or "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Coronation will adopt the business of Supreme on successfully closing the merger agreement.

Governmental Regulation.

Sarbanes-Oxley Act of 2002. On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002, or the SOA. SOA imposes a wide variety of new requirements on both U.S. and non-U.S. companies, that file or are required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Many of these new requirements will effect Coronation and its board of directors. For instance, under SOA Coronation is required to:

  form an audit committees in compliance with SOA;

  have its chief executive office and chief financial officer certify its financial statements;

  ensure its directors and senior officers forfeit all bonuses or other incentive-based compensation and profits received from the sale of its securities in the twelve month period following initial publication of any of its financial statements that later require restatement;

  disclose any off-balance sheet transactions as required by SOA;

  prohibit all personal loans to directors and officers;

  insure directors, officers and 10% stockholders file their Forms 4's within two days of a transaction;

  adopt a code of ethics and file a Form 8-K when ever there is a change or waiver of this code; and

  insure Coronation's auditor is independent as defined by SOA.

SOA has required Coronation to review its current procedures and policies to determine whether they comply with the SOA and the new regulations promulgated under SOA. Coronation will continue to monitor its compliance with all future regulations that are adopted under the SOA and will take whatever actions are necessary to ensure that Coronation is in compliance.

Investment Company Act of 1940. Although Coronation is subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes Coronation will not be subject to regulation under the Investment Company Act of 1940 insofar as Coronation will not be engaged in the business of investing or trading in securities. In the event that Coronation engages in a business combination which result in it holding passive investment interests in a number of entities, it could be subject to regulation under the Investment Company Act of 1940. In such an event, Coronation would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Coronation has obtained no formal determination from the Securities and Exchange Commission as to the status of Coronation under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences. Coronation presently believes it is exempt from the Investment Company Act of 1940 via Regulation 3a-2 thereto.

Investment Advisor Act of 1940. Coronation is not an "investment adviser" under the Federal Investment Adviser Act of 1940, which classification would involve a number of negative considerations. Accordingly, Coronation does not and will not furnish or distribute advice, counsel, publications, writings, analysis or reports to anyone relating to the purchase or sale of any securities within the language, meaning and intent of Section 2(a)(11) of the Investment Adviser Act of 1940, 15 U.S.C.

Employees.

Coronation has had no full time or part time employees since its inception. Mr. Harry Miller, President of Coronation, has allocated a portion of his time to the activities of Coronation without compensation. Mr. Miller will cease to be a director or officer or providing his time to the business of Coronation on close of the merger agreement. The director, officers and employees of Supreme will become the directors, officers and employees of Coronation on close of the merger. Further details about Supreme's employees may be found under the heading "Information About Supreme Property, Inc. -Employees" in this information statement/prospectus.

Reports to Securities Holders.

Coronation is required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a current report on Form 8-K.

You may read and copy any materials Coronation files with the Securities and Exchange Commission at their Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Description of Property

Coronation currently maintain a mailing address at P.O. Box 741, Bellevue, Washington 98009, which is the address of its current President. Coronation has not paid for the use of this mailing address.

Coronation's office address will change to the address of Supreme on close of the merger agreement. It will also be deemed to own the properties currently held by Supreme which are outlined under "Information About Supreme Property, Inc. -Description of Property" found elsewhere in this information statement/prospectus.

Legal Proceedings

Coronation has not been party to any legal or regulatory proceedings since its inception nor is Coronation aware of any such proceedings pending.

Market Price of Securities and Related Stockholder Matters

The Common Stock of Coronation is not listed on a public market. It is unlikely that the Common Stock of Coronation will be accepted for trading on any exchange or quotation system until completion of the merger. Management anticipates that if any such trading market develops after the merger it will be on one the over the counter markets and will be considered a "penny stock". There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue for the common stock of Coronation. At present there are no common stock or other securities that are: (i) subject to outstanding options or warrants to purchase, or securities convertible into, common equity of the registrant; (ii) that could be sold pursuant to Rule 144 under the Securities Act or that the registrant has agreed to register under the Securities Act for sale by security holders; or (iii) that is being or has been proposed to be, publicly offered by the registrant unless such common equity is being offered pursuant to an employee benefit plan or dividend reinvestment plan) , the offering of which could have a material effect on the market price of the registrant's common equity.

As of July 28, 2004 , Coronation has one stockholder of record holding 5,000,000 common shares.

Dividend Policy.

Coronation has not declared or paid any cash dividends since inception. Although there are no restrictions that limit Coronation's ability to pay dividends on its common shares, Coronation intends to retain future earnings, if any, for use in the operation and expansion of its new business adopted in connection with the merger and does not intend to pay any cash dividends in the foreseeable future.

Recent Sales of Unregistered Securities.

On March 2, 2000, Coronation issued 5,000,000 shares of its common stock to Harry Miller, the President of Coronation at the time of issue, for an aggregate total of $500. Coronation relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these securities.

All of these shares are considered "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended and may never be sold under Rule 144 as they were issued out at the time Coronation was considered a "blank check" company. This opinion was given by the Securities and Exchange Commission staff in a letter to NASD Regulation, Inc. dated January 21, 2000, where in it advised, that while the facts and circumstances are critical, resales of securities acquired in a blank check company, other than through a registration and conformance with the blank check offering rules of Rule 419 of the Securities Act of 1933, cannot be sold under Rule 144. It is for this reason 1,350,000 shares of the 5,000,000 shares previously issued to Mr. Miller three years ago will be registered for resale under a separate registration statement/prospectus.

Equity Compensation Plan

We do not have any securities authorized for issuance under any equity compensation plans.

Financial Statements

The Unaudited Financial Statements of the period of March 31, 2004 and 2003 and Audited financial statements of Coronation for the year ended December 31, 2003 and 2002 are included below:

CORONATION ACQUISITION, CORP

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003

CORONATION ACQUISITION, CORP

TABLE OF CONTENTS	PAGE #
Financial Statements
Balance Sheet	F-1
Statement of Operations	F-2
Statement of Stockholders' Equity	F-3
Statement of Cash Flows	F-4
Notes of Financial Statements	F-5-6

Coronation Acquisition, Corp.

(A Development Stage Company)

(Unaudited) Balance Sheet
	March 31 2004	March 31, 2003	December 31, 2003	December 31, 2002
Assets
Current Assets
Cash	$ -	$ -	$ -	$ -
Total Current Assets	0	0	0	0
Other Assets	0	0	0	0
TOTAL ASSETS	$ -	$ -	$ -	$ -

Liabilities and Stockholders' Equity
Current Liabilities
Officers' Advances (Note #6)	$ 4,248	$ 4,248	$ 4,248	$ 2,390
Accounts Payable	2,446	446	446	446
Total Current Liabilities	6,694	4,694	4,694	2,836

Stockholders' Equity: Common stock, $.001 par value, authorized 100,000,000 shares; 5,00,000 shares issued and outstanding at 03/31/04 03/31/03, 12/31/03 and 12/31/02 respectively

Additional paid in capital

Deficit accumulated during the development stage

	50 450 (7,194)	50 450 (5,194)	50 450 (5,194)	50 450 (3,336)
Total Stockholders' Equity (Deficit)	(6,694)	(4,694)	(4,694)	(2,836)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ -	$ -	$ -	$ -

See accompanying notes

F-1

Coronation Acquisition, Corp.

(A Development Stage Company)

(Unaudited) Statement of Operations
	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003	Year Ended Dec. 31, 2003	Year Ended Dec. 31, 2002	Feb. 9, 2000 (inception) to Mar. 31, 2004
Income
Revenue	$ -	$ -	$ -	$ -	$ -
Expenses
General and Administrative	2,000	1,858	1,858	2,756	7,194
Total Expenses	2,000	1,858	1,858	2,756	7,194
Net Loss	$ (2,000)	$ (1,858)	$ (1,858)	$ (2,756)	$ (7,194)

Net Loss per share Basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)

Weighted average number of common shares outstanding	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

See accompanying notes

F-2

Coronation Acquisition, Corp.

(A Development Stage Company)

(Unaudited) Statement of Stockholder's Equity

	Common Stock		Additional Paid-In Capital	Deficit accumulated during development stage
	Shares	Amount
Balance December 31, 2002	5,000,000	$50	$450	$(3,336)
Net loss three months ended March 31, 2003				(1,858)
Balance March 31, 2003	5,000,000	50	450	(5,194)

Balance December 31, 2003	5,000,000	$50	450	(5,194)
Net loss three months ended March 31, 2004				(2,000)
Balance March 31, 2004	5,000,000	50	450	(7,194)

March 2, 2000 issued for cash	5,000,000	$50	450	-
Net loss, February 9, 2000 (inception) to December 31, 2000				(580)
Balance December 31, 2000	5,000,000	50	450	(580)

Net loss year ended December 31, 2001				0
Balance December 31, 2001	5,000,000	$50	450	580

Net loss year ended December 31, 2002				(2,756)
Balance December 31, 2002	5,000,000	$50	450	(3,336)

Net loss year ended December 31, 2003				(1,858)
Balance December 31, 2003	5,000,000	$50	450	(5,194)
See accompanying notes F-3

Coronation Acquisition, Corp.

(A Development Stage Company)

(Unaudited) Statement of Cash Flows

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003	Year Ended Dec. 31, 2003	Year Ended Dec. 31, 2002	Feb. 9, 2000 (inception) to Mar. 31, 2004
Cash Flows from Operating Activities
Net (Loss)	$ (2,000)	$ (1,858)	$ (1,858)	$ (2,756)	$ (7,194)
Adjustments to reconcile net loss to cash (used) in operating activities
Changes in assets and liabilities Officers Advances Payable Accounts Payable	2,000 0	0 1,858	0 2,756	0 2,756	2,446 4,249
Net Cash (used) in operating results	0	0	0	0	(500)
Cash Flows from Financing Activities Proceeds from issuance of common stock	0	0	0	0	(500)

Net increase (decrease) in cash	0	0	0	0	0
Cash at Beginning of Period	0	0	0	0	0
Cash at End of Period	$ -	$ -	$ -	$ -	$ -

See accompanying notes

F-4

CORONATION ACQUISITION, CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

March 31, 2004 and 2003

Note 1 - History and Organization of the Company

The Company was organized February 9, 2000, under the laws of the State of Nevada as Coronation Acquisition, Corp. The company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

On March 2, 2000, the company issued 5,000,000 share of its $0.00001 par value common stock for cash of $500.

Notes 2 - Accounting Policies and Procedures

The Company has not determined its accounting policies and procedures, except as follows:

The Company uses the accrual method of accounting.

Earnings per share is computed using the weighted average number of shares of common stock outstanding.

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), Reporting on the Costs of Start-up Activities which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with initial adoption reported as the cumulative effect of a change in accounting principle.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Warrants and Options

There are no warrants or options outstanding to issue any additional shares of common stock of the Company.

Note 4 - Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through further equity financing's and seeking necessary bank loans.

F-5

Note 5 - Related Party Transactions

The Company neither owns nor leases any real or personal property. Office services are provided without charge by Harry Miller, the sole officer and director of the Company. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 6 - Officers Advances

While the Company is seeking additional capital, an officer of the Company has advanced funds to the Company to pay for any costs incurred by it. These funds are interest free. The balances due to Mr. Miller were $4,248 and $4,248 on March 31, 2004 and March 31, 2003, respectively.

F-6

FINANCIAL STATEMENTS

CORONATION ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

CORONATION ACQUISITION CORP.

TABLE OF CONTENTS	PAGE #
Independent Auditor's Report	F-1
Financial Statements
Balance Sheet	F-2
Statement of Operations	F-3
Statement of Stockholders' Equity	F-4
Statement of Cash Flows	F-5
Notes of Financial Statements	F-6-7

GEORGE STEWART, CPA
2301 SOUTH JACKSON STREET, SUITE 101-G
SEATTLE, WASHINGTON 98144
(206) 328-8554 FAX(206) 328-0383

INDEPENDENT AUDITORS REPORT

To the Board of Directors

Coronation Acquisition Corp.

Bellevue, Washington

I have audited the accompanying balance sheets of Coronation Acquisition, Corp., (A Development Stage Company) as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2003 and 2002 and February 9, 2000, (inception), to December 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coronation Acquisition, Corp., (A Development Stage Company) as of December 31, 2003 and 2002, and the results of its operations and cash flows for the years ended December 31, 2003 and 2002 and February 9, 2000, (inception), to December 31, 2003 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ George Stewart

April 11, 2004

Coronation Acquisition Corp.
(A Development Stage Company)

Balance Sheet

Assets	December	December
	31, 2003	31, 2002
Current Assets	______________________	______________________
Cash	$ -	$ -
	______________________	______________________
Total Current Assets	0	0

Other Assets	0	0
	______________________	______________________
TOTAL ASSETS	$ -	$ -
	______________________	______________________

Liabilities and Stockholders' Equity

Current Liabilities
Officers Advances (Note #6)	$ 4,248	$ 2,390
Accounts Payable	446	446
	______________________	______________________
Total Current Liabilities	4,694	2,836

Stockholder's Equity
Common stock, $.00001 par value, authorized
100,000,000 shares; 5,000,000 shares issued
and outstanding at December 31, 2003 and
December 31, 2002 respectively	50	50
Additional paid in capital	450	450
Deficit accumulated during the development
stage	(5,194)	(3,336)
	______________________	______________________
Total Stockholder's Equity (Deficit)	(4,694)	(2,836)

TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY (DEFICIT)	$ -	$ -
	______________________	______________________

See notes to financial statements

Coronation Acquisition Corp.
(A Development Stage Company)

Statement of Operations
			February 9, 2000
	Year Ended	Year Ended	(inception)
	Dec 31,	Dec 31,	to Dec 31,
	2003	2002	2003
	______________________	______________________	____________________________
Income
Revenue	$ -	$ -	$ -

Expenses
General and Administrative	1,858	2,756	5,194
	______________________	______________________	____________________________
Total Expenses	1,858	2,756	5,194

Net Loss	$ (1,858)	$ (2,756)	$ (5,194)
	______________________	______________________	____________________________

Net Loss per share
Basic and diluted	($0.00)	($0.00)	$ (0.00)

Weighted average number of
common shares outstanding	5,000,000	5,000,000	5,000,000
	______________________	______________________	____________________________

See notes to financial statements

Coronation Acquisition Corp.
(A Development Stage Company)

Statement of Stockholder's Equity

				Deficit
				accumulated
	Common Stock		Additional	during
	__________________________________		Paid-in	development
	Shares	Amount	capital	stage
	________________	_______________	___________________	_____________________

March 2, 2000
issued for cash	5,000,00	$ 50	$ 450	$ -

Net loss year ended
December 31, 2000				(580)

Balance December 31, 2000	5,000,00	50	450	$ (580)
	________________	_______________	____________________	_____________________

Net loss year ended
December 31, 2001				0

Balance December 31, 2001	5,000,000	$ 50	$ 450	$ (580)
	________________	_______________	____________________	_____________________

Net loss year ended
December 31, 2002				(2,756)

Balance December 31, 2002	5,000,000	$ 50	$ 450	$ (3,336)
	________________	_______________	____________________	_____________________

Net loss year ended
December 31, 2003				(1,858)

Balance December 31, 2003	5,000,000	$ 50	$ 450	$ (5,194)
	________________	_______________	____________________	_____________________

See notes to financial statements

Coronation Acquisition Corp.
(A Development Stage Company)

Statement of Cash Flows

			February 9, 2000
	Year Ended	Year Ended	(inception)
	Dec 31,	Dec 31,	to Dec 31,
	2003	2002	2003
	____________	____________	______________
Cash Flows from Operating Activities

Net (Loss)	$ (1,858)	$ (2,756)	$ (5,194)

Adjustments to reconcile net loss to cash
(used) in operating activities

Changes in assets and liabilities
Accounts Payable	0	446	446
Officers Notes Payable	0	0	0
Officers Advances Payable	1,858	2,310	4,248
	____________	____________	______________
Net Cash (used) in operating results	0	0	(500)
	____________	____________	___________

Cash flows from Financing Activities
Proceeds from issuance of common stock	0	0	500
	____________	____________	______________

Net increase (decrease) in cash	0	0	0

Cash at Beginning of Period	0	0	0
	____________	____________	___________
Cash at End of Period	$ -	$ -	$ -
	____________	____________	______________

See notes to financial statements

CORONATION ACQUISITION, CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2003 and 2002

Note 1 - History and Organization of the Company

The Company was organized February 9, 2000, under the laws of the State of Nevada as Coronation Acquisition, Corp. The company currently has no operations and, in accordance with SFAS # 7, is considered a development stage company. On March 2, 2000, the Company issued 5,000,000 shares of its $0.00001 par value common stock for cash of $ 500.

Note 2 - Accounting Policies and Procedures

The company has not determined its accounting policies and procedures, except as follows:

The company uses the accrual method of accounting.

Earnings per share is computed using the weighted average number of shares of common stock outstanding.

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), Reporting on the Costs of Start-up Activities which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with initial adoption reported as the cumulative effect of a change in accounting principle.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Warrants and Options

There are no warrants or options outstanding to issue any additional shares of common stock of the Company.

Note 4 - Going Concern

The company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through further equity financing's and seeking necessary bank loans.

Note 5 - Related Party Transactions

The Company neither owns nor leases any real or personal property. Office services are provided without charge by Harry Miller, the sole officer and director of the Company. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 6 - Officers Advances

While the Company is seeking additional capital, an officer of the Company has advanced funds to the Company to pay for any costs incurred by it. These funds are interest free. The balances due Mr. Miller were $ 4,248 and $ 2,390 on December 31, 2003 and December 31, 2002 respectively.

Management Discussion and Analysis

2003 Business Environment.

The equity markets in 2003 and the first two quarters of 2004 have been unstable. Given the market uncertainty it was difficult for many new and established companies to raise capital. Accounting scandals, new regulatory requirements, September 11th and concerns about America going war added to the tension in the securities market place and the economy in general. As a result, the interest in becoming a public company either through an initial public offering or through a merger with a reporting company was diminished in 2002, 2003 and the first two quarters of 2004 over years prior to 2002 . Many in the securities market anticipate that the markets will remain volatile for the remainder of 2004 . Although Coronation plans to merge with Supreme there can be no guarantee that its new business model will be successful given the current market and business conditions.

On May 10, 2003, pursuant to the terms of the merger agreement, Coronation received $4,700 from Supreme to satisfy its outstanding liabilities.

Plan of Operations.

Coronation was formed to seek, investigate and, if such investigation warrants, merge or acquire an interest in business opportunities presented to it by persons or companies who or which desire to seek the perceived advantages of a Securities Exchange Act of 1934 registered corporation. Coronation did not restrict its search to any specific business, industry, or geographical location and it was open to participate in a business venture of virtually any kind or nature. On March 31, 2003, Coronation entered into a merger agreement with Supreme which it expects to complete by the end of the third quarter of 200 4 .

Mr. Miller was introduced to Supreme by Nick Segounis and SG Financial Services Group in late February or early March 2003. Mr. Miller was not aware of and did not have a relationship with Supreme prior to this introduction. Mr. Miller has known Mr. Segounis for over twenty years on a social basis.

In March 2003, Mr. Miller received a complete due diligence package on Supreme and its business which included details about its officers and directors, properties, financial plans and capital requirements, audited financial statements, risk factors and competitive position among other things. After review of this material Mr. Miller contacted Mr. Elliott, the President of Supreme to gather further information and to negotiate the terms of the merger agreement signed by the parties March 31, 2003. Since that time Coronation and Supreme have been working on clearing a Form S-4 with the Securities and Exchange Commission required in connection with the merger.

On completion of the merger the former stockholders of Supreme will own approximately 89.98% of Coronation. The board of directors of Supreme immediately prior to the merger will be the directors of Coronation and Mr. Miller will resign. Coronation will change its name to "Supreme Realty Investments, Inc." and the business, assets, and liabilities of Supreme will become the business, assets and liabilities of Coronation.  Coronation will operate as real estate operating company with one wholly owned subsidiary, Supreme Capital Funding Inc. There is no plan in the foreseeable future for Coronation to seek qualification as a REIT or a similar tax-advantaged pass through entity post-merger.

Treatment of Reverse Merger/Acquisition Transaction. The Securities and Exchange Commission considers a reverse merger/acquisition transaction to be a capital transaction in substance, rather than a business combination. That is, the transaction will be equivalent to the issuance of stock by Supreme for the net monetary assets of Coronation, accompanied by a recapitalization. As a result, the post-reverse merger/acquisition comparative historical financial statements for Coronation will be those of Supreme, with appropriate footnote disclosure concerning the changes in the capital structure of the privately-held company effected at the merger closing date.

Coronation's Cash Needs. Coronation's cash needs will be the cash needs of Supreme Property Inc. on closing of the merger as Supreme Property Inc. will be merged into Coronation. If the merger fails to close, Mr. Miller the sole director and officer will continue to advance funds to Coronation as may be required. The only cash requirements of Coronation in that case would be to pay for its audit and auditor review of its financial statements which is estimated to be under $3,000. Coronation currently has no cash on hand.

Changes and Disagreements with Accountants

We have had no change in, or disagreements with, our principal independent accountant during our past two fiscal years or since our inception.

INFORMATION ABOUT SUPREME PROPERTY, INC.

Description of Business

Formation.

Supreme's predecessor, Supreme Property Management & Sales, Inc. was incorporated on March 25, 1998, in the State of Illinois, by Norvella Maddox and John W. Davis, to engage as a privately-held, licensed real estate brokerage and property management firm. Upon Ms. Maddox death in February, 2000, Mr. Davis formed a new company, Supreme Property Management and Development, Inc. to hold his 50% of the predecessor company's assets. In a negotiated settlement with Mr. Davis, Ms. Maddox's heirs received the bulk of the assets of Supreme Property Management and Sales, Inc. and operated under that name from a different location.

In April, 2000, Mr. Davis sold the remaining assets to Thomas Elliott for $36,000. Those assets consisted of furniture and equipment, the company name(Supreme Property Management & Development, Inc.) and logo, and the remaining property management contracts. Furniture/Fixtures/Equipment was valued at $6,000 and the remaining intangibles were valued at $30,000. To avoid the obvious conflict presented by the similar names, Mr. Elliott changed the name to Supreme Property, Inc. in December 2000, and commenced operations in January, 2001. In February, 2002, the State of Illinois granted Supreme Property, Inc. its new articles of incorporation.

Supreme Capital Funding, Inc. was incorporated on April 29, 2002, as a wholly-owned subsidiary of Supreme Property, Inc., to provide mortgage origination and other mortgage banking services. In January, 2003, Supreme Capital Funding, Inc. applied for a mortgage banking license from the State of Illinois and will commence operations upon issuance of the license. To date, the license application had been approved but is still awaiting issuance. It is through this subsidiary that Supreme intends to invest in mortgage loans and other securities discussed below.

In December, 2002, Supreme discontinued its property management operations to concentrate its efforts on the acquisition of real property for Supreme's own portfolio and the origination and acquisition of mortgage loans through its wholly-owned subsidiary.

Supreme is considered a development stage company as defined by the Securities and Exchange Commission.

Supreme's Business.

Supreme currently has four principal business activities:

(1)	to acquire, operate, and dispose of real properties or interests in real properties;
(2)	to provide real estate development services for other property owners;
(3)	to make real estate loans directly to borrowers; and
(4)	to originate, acquire, sell, and broker real estate loans to and from lending institutions and institutional investors.

Supreme seek to generate income for distribution to its stockholders from a combination of rents, interest, mortgage origination fees, developers' fees, and proceeds from the sale of its investments.

After the merger, the board of directors of Supreme intends to operate the surviving company as a real estate operating company. There is no plan in the foreseeable future for the surviving company to seek qualification as a REIT or a similar tax-advantaged pass through entity post-merger.

Supreme's focus before and after the merger will be to acquire, develop, own and operate investment real estate, principally apartment buildings, office buildings, light industrial facilities, community shopping centers, and special use properties.

Currently, Supreme owns four properties all of which are located in Chicago, Illinois. Supreme intends to diversify its holdings portfolio of investment real estate by acquiring properties throughout the United States and by targeting, as opportunities present themselves, real estate properties in each of the fore mentioned segments.

Total Number of Employees

Supreme operates under the direction of its board of directors and corporate officers. Mr. Thomas Elliott, the chief executive officer and president of Supreme has day-to-day management responsibilities, including identifying prospective property acquisitions, marketing, finance, overseeing third-party managers and general administrative responsibilities. Currently, Supreme has a total of seven (7) full-time and three(3) part-time employees.

Competition

Our apartment building properties compete directly with other multifamily properties and single family homes that are available for rent in the markets in which our properties are located. The apartment building properties also compete for tenants with the new and existing home market. Any office building properties we acquire in the future will compete with numerous alternatives for tenants in the local markets in which they are located. Other community shopping centers, light industrial facilities and residential communities that we may acquire in the future will also compete for tenants with other similar properties in the same local markets.

In addition, we compete with other investors for acquisitions and development projects, and any such competitors have greater resources than we do, including greater cash resources, greater access to debt and equity markets and greater management and leasing resources and expertise.

Regulation

General. Apartment building properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Supreme believe that, under present laws, ordinances and regulations, each of its existing properties has the permits and approvals necessary to operate. Commercial and other properties are also subject to regulation.

Americans with Disabilities Act. All of Supreme's properties, as well as any newly developed or acquired properties, must comply with the Americans with Disabilities Act to the extent that the properties are "public accommodations" and/or "commercial facilities" as defined by the statute. Compliance with the Americans with Disabilities Act requirements could require removal of structural barriers to handicapped access in certain public areas of our properties where such removal is readily achievable. The act does not, however, consider residential properties, such as multifamily properties or community-based residential facilities, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as a leasing office, are open to the public. Commercial properties, such as shopping centers or office buildings are considered public accommodations. To the extent possible through leases,

Supreme intends to require that our commercial tenants comply with the Americans with Disabilities Act. Supreme will, of course, remain responsible for compliance with respect to common areas in commercial properties. Although Supreme believes that each of our existing properties are either exempt or substantially complies with all present requirements under the Americans with Disabilities Act and applicable state laws, Supreme may be incorrect in its assessment given the complex nature of the rules and regulations. Noncompliance could result in imposition of fines or an award of damages to private litigants. If required changes involve greater expenditures than Supreme currently anticipates, or if the changes must be made on a more accelerated basis than Supreme anticipates, its ability to pay accrued dividends could be adversely affected. Supreme believes that its competitors face similar costs to comply with the requirements of the Americans with Disabilities Act.

Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act requires multifamily properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the act could result in the imposition of fines or an award of damages to private litigants. If our existing properties are not in substantial compliance with applicable laws, Supreme may be responsible for any deficiencies.

Rent Control Legislation. State and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to recover from tenants increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in some jurisdictions, although none of the jurisdictions in which Supreme presently operate has adopted such laws. Supreme does not presently intend to develop or acquire multifamily properties in markets that are either subject to rent control or in which rent limiting legislation exists.

Environmental Matters

Under various federal, state, and local environmental laws, regulations, and ordinances, a current or previous owner of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. Such laws typically impose cleanup responsibility without regard to whether the owner or operator knew of, or caused the presence of the contaminants. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such substances, may adversely affect an owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation, or removal of such hazardous or toxic substances at or from the disposal or treatment facility, regardless of whether such facility is owned or operated by such person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials when such materials are in poor condition or in the event of building remodeling, renovation or demolition. Such laws may impose liability for the release of such materials and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with asbestos. In connection with Supreme's ownership and operation of its properties, Supreme may be potentially liable for costs in connection with these matters.

Supreme believes that its current property holdings are each in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. Supreme has not been notified by any governmental authority, and are not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its properties.

Description of Property

Corporate Office of Supreme

Supreme's offices are located in Chicago, Illinois. Supreme is currently in the third year of a five-year lease at an annual rental of $7,200. Supreme is currently in negotiations with another office building leasing representative for 5,000 square feet of space in Tinley Park, Illinois to house Supreme's headquarters. It is estimated that the annual rental rate will be priced between $14 - $18 per foot plus an allocation of common area expenses. To date, no lease agreement has been reached.

Investment Policies

Investment policies are established by the Board of Directors with respect to investing in real property interests and loans secured by real property. Such policies may be changed by the directors in response to economic and market conditions without vote of the stockholders, however the Board will promptly notify the shareholders in writing of any such change in policies. The percentage of assets invested in any one type of investment, property, loan, or security is set by the Board of Directors during its annual meeting. Under our current investment policy, not more than 20% of Supreme's total assets may be invested in any one property, loan, or security. Currently, we have exceeded this guideline with respect to one property which we hold as we have approximately 23% of our current total assets invested with that property. We expect this percentage will drop to below 20% as we develop our business model.

The number or amount of mortgages or other loans securing any one piece of real property may not exceed 90% of the property's appraised value.

Supreme's excess funds are generally held as cash or invested in short-term, highly liquid, interest-bearing securities, which may include short-term municipal bonds, time deposits, money market funds, commercial paper, and U.S. government securities.

Investments in Real Estate or other Property Interests.

Supreme acquires real property either directly in fee simple, or indirectly through ownership of beneficial interests land trusts or partnerships that hold title to the real property. Supreme believes that, in some cases acquiring indirect interests in real property is advantageous because it gives us flexibility in addressing the financial and risk management considerations presented by the particular property when debt financing may not be appropriate or when Supreme is trying to avoid exposing its entire portfolio to litigation as the result of personal injuries resulting from environmental hazards or other unforeseen conditions on the property.

Supreme's policy is to acquire properties primarily for current income. However, income from, and appreciation of its properties may be adversely affected by general and local economic conditions, neighborhood values, competitive overbuilding, weather, casualty losses, and other factors beyond its control. The value of real properties may also be affected by the cost of compliance with regulations and liability under applicable environmental laws, changes in interest rates, and the availability of financing. Income properties are also adversely affected if a significant number of tenants are unable to pay rent or if available space cannot be rented on favorable terms.

To help to mitigate these risks, our present policy goal is to diversify Supreme's portfolio across the following different property types, in rapidly-growing suburban areas, near large population centers, in the following economic regions or "belts":

Property Type	% of Total	Economic Region	% of Total
Office Buildings	5%	Energy Belt (Houston, Dallas, New Orleans)	5%
Shopping Centers	25%	Rust Belt (Chicago, Detroit, Cleveland)	45%
Apartment Buildings	40%	Sun Belt (Atlanta, Orlando, Miami)	25%
Hotel/Motel	10%	Hi-Tech Belt (Boston, NJ, Wash. DC. San Francisco, San Diego)	25%
Special Use (Golf Courses, Marinas, etc.)	20%
TOTAL:	100%	TOTAL:	100%

Currently 100% of portfolio is held in apartment buildings located in Chicago, Illinois.

Investments in Real Estate Securities or other Passive Interests

From time to time, Supreme will also invest in interests of others primarily engaged in real estate activities. Supreme will invest in the common stock of other public and private real estate operating companies, real estate investment trusts, partnerships, or joint ventures. The primary activities Supreme will consider are industrial buildings and low-income housing developments. Supreme's acquisition committee will apply the same underwriting criteria as applied in its direct investments.

Investments in Mortgage Loans and Other Securities

Mortgage Banking Operations

Supreme, through its subsidiary Supreme Capital Funding, Inc., will acquire 1st or 2nd mortgages, on single-family dwellings and apartment buildings, insured or guaranteed by the FHA, VA, or private mortgage insurance, which are held by banks or other institutional lenders. Not more than 20% of our total assets may be invested in any type of mortgage and not more than 1% of our total assets may be invested in any one mortgage.

Supreme will acquire these mortgages and package them for resale. Supreme applies the same rigorous underwriting analysis to the acquisition of these loans that Supreme does to the direct acquisition of property. Supreme look to enhance its total returns through increased yields or, upon sale, the realization of some or all of the discount at which they were acquired.

Direct Lending and Joint Participation

In some cases, particularly land development (or redevelopment), Supreme 's Acquisition Committee will apply the same underwriting criteria as applied in its direct investments to make direct loans to developers for the construction and sale of multi-family housing or commercial properties.

Loan Origination and Brokerage

To generate fees associated with the origination of mortgage loans, Supreme will rely on the relationships of the senior management of Supreme Capital Funding, Inc. They have extensive experience in the mortgage lending and real estate finance industries and have cultivated extensive contacts with banks, wholesale lenders, other mortgage brokers, and direct borrowers. Supreme will use a variety of web-based lead generation tools along with direct marketing and solicitation of loan business from homebuyers and real estate brokers. Since Supreme's focus will be on residential borrowers with substandard credit, banks and other institutional lenders make referrals to Supreme for loan opportunities that they do not wish to underwrite.

Management of Supreme has brokerage relationships with several national mortgage lenders who underwrite the loan packages. Supreme intends to submit to its loan packages to those lenders. No formal agreement in place at this time between Supreme and any mortgage lenders. Origination fees, administration fees, and document processing fees will be paid to Supreme at loan closing, by the lender, out of the loan proceeds.

Investment Real Estate Owned

Supreme currently own property interests in the following properties:

Description	Encumbrances	Initial Cost	Cost Capitalized	Gross amount carried at close of period	Accumulated Depreciation	Date of Acquisition

12-Unit Apartment Bldg (1)	$480,000	$600,000	-0-	$600,000	$45,055	June, 2001
6-Unit Apartment Bldg(2)	$400,000	$500,00	-0-	$500,000	$28,778	July, 2002
6-Unit Apartment Bldg(3)	$151,000	$586,000	-0-	$586,000	$26,636	February, 2002
4-Unit Apartment Bldg(4)	$224,000	$280,000	-0-	$280,000	$21,212	August, 2001

Notes:	1.	12-unit apartment building in Chicago, Illinois, acquired by Installment Agreement for Warranty Deed in June, 2001, at a cost of $600,000, which carries a non-recourse mortgage note in the amount of $480,000, which bears interest at a rate of 7%, and is due on December 1, 2004. Property is currently 92% occupied and stable.
	2.	6-unit apartment building in Chicago, Illinois acquired by Installment Agreement for Warranty Deed in July, 2002 at a cost of $500,000, which carries a non-recourse mortgage note in the amount of $400,000, which bears interest at a rate of 7% and is due on January 1, 2005. Property is currently 100% occupied and stable.
	3.	6-unit apartment building in Chicago, Illinois, acquired by Installment Agreement for Warranty Deed in February, 2002 at a cost of $586,000, which carries a non-recourse first mortgage note in the amount of $131,000, which bears interest at a rate of 7% and is due on February 1, 2031, and a second mortgage note in the amount of $20,000, which bears interest at a rate of 6.25%, and is due on May 5, 2007. Property is currently unoccupied and scheduled for demolition. Supreme plans to erect a new, 5-unit townhome development on the site at a cost of $700,000. Construction will be financed with all equity and the townhome units will then be sold for approximately a$190,000 - $210,000 each. The existing mortgages will paid out of proceeds from the sale of the units.
	4.	4-unit apartment building in Chicago, Illinois acquired by Installment Agreement for Warranty Deed in August, 2001 at a cost of $280,000, which carries a non-recourse mortgage note in the amount of $224,000, which bears interest at a rate of 7% and is due on August 1, 2004. Property is currently 100% occupied and stable

Property Operating Data:

		1999	2000	2001	2002	2003
12-Unit Apartment Bldg(1)	Occupancy Rate(%)	92	100	100	100	92
	Number of Tenants >10%	-0-	-0-	-0-	-0-	-0-
	Principle Business carried on	Residence	Residence	Residence	Residence	Residence
	Annual Rent	N/A	N/A	N/A	N/A	N/A
	Lease Expirations	N/A	N/A	N/A	N/A	N/A
	Renewal Options	N/A	N/A	N/A	N/A	N/A
	Average Annual Rent/Unit	7,896	8,220	8,532	9,240	9,600

6-Unit Apartment Bldg(2)	Occupancy Rate(%)	N/A	N/A	N/A	83	100
	Number of Tenants >10%	-0-	-0-	-0-	5	6
	Principle Business carried on	Residence	Residence	Residence	Residence	Residence
	Annual Rent	N/A	N/A	N/A	9,000	9, 600
	Lease Expirations	1 yr	1 yr	1 yr	1 yr	1 yr
	Renewal Options	N/A	N/A	N/A	N/A	N/A
	Average Annual Rent/Unit	N/A	N/A	N/A	9,000	9,600

6-Unit Apartment Bldg(3)	Occupancy Rate(%)	N/A	N/A	N/A	0	0
	Number of Tenants >10%	-0-	-0-	-0-	-0-	-0-
	Principle Business carried on	Residence	Residence	Residence	Residence	Residence
	Annual Rent	N/A	N/A	N/A	0	0
	Lease Expirations	1 yr	1 yr	1 yr	0	0
	Renewal Options	N/A	N/A	N/A	N/A	N/A
	Average Annual Rent/Unit	N/A	N/A	N/A	0	0

4-Unit Apartment Bldg(4)	Occupancy Rate(%)	100	100	100	75	100
	Number of Tenants >10%	4	4	4	4	4
	Principle Business carried on	Residence	Residence	Residence	Residence	Residence
	Annual Rent	7,896	8,220	8,532	9,240	9,600
	Lease Expirations	1 yr	1 yr	1 yr	1 yr	1 yr
	Renewal Options	N/A	N/A	N/A	N/A	N/A
	Average Annual Rent/Unit	7,896	8,220	8,532	6,930	9,600

Notes:	1.	12-unit apartment building in Chicago, Illinois, acquired by Installment Agreement for Warranty Deed at a cost of $600,000, which carries a non-recourse mortgage note in the amount of $480,000, which bears interest at a rate of 7%, and is due on December 1, 2004. Property is currently 92% occupied and stable.
2.	6-unit apartment building in Chicago, Illinois acquired by Installment Agreement for Warranty Deed at a cost of $500,000, which carries a non-recourse mortgage note in the amount of $400,000, which bears interest at a rate of 7% and is due on January 1, 2005. Property is currently 100% occupied and stable.
3.	6-unit apartment building in Chicago, Illinois, acquired by Installment Agreement for Warranty Deed at a cost of $586,000, which carries a non-recourse first mortgage note in the amount of $131,000, which bears interest at a rate of 7% and is due on February 1, 2031, and a second mortgage note in the amount of $20,000, which bears interest at a rate of 6.25%, and is due on May 5, 2007. Property is currently unoccupied and scheduled for demolition. Supreme plans to erect a new, 5-unit townhome development on the site at a cost of $700,000. Construction will be financed with all equity and the townhome units will then be sold for approximately $190,000 - $210,000 each. The existing mortgages will paid out of proceeds from the sale of the units.
4.	4-unit apartment building in Chicago, Illinois acquired by Installment Agreement for Warranty Deed at a cost of $280,000, which carries a non-recourse mortgage note in the amount of $224,000, which bears interest at a rate of 7% and is due on August 1, 2004. Property is currently 100% occupied and stable.

All tenants have 1-year residential leases. Leases are renewed at the discretion of management.

Real Estate Tax and Depreciation Schedules:

	Federal Tax Basis	Fed. Tax Rate	Depr. Method	Useful Life (yrs)	Realty Tax Rate	Annual Realty Taxes	Est. Tax on Impr'mnts
12-Unit Apartment Bldg(1)	600,000	3.6%	MACRS-SL	27.5	1.0%	6,504	N/A
6-Unit Apartment Bldg(2)	500,000	3.6%	MACRS-SL	27.5	0.7%	3,252	N/A
6-Unit Apartment Bldg(3)	586,000	3.6%	MACRS-SL	27.5	0.5%	3,366	N/A
4-Unit Apartment Bldg(4)	280,000	3.6%	MACRS-SL	27.5	0.7%	2,165	N/A

Tax Treatment of Supreme and its Shareholders

With respect to the common stock, the amount of any cash distribution, including gains from the sale of properties, will be treated as a dividend, taxable as ordinary income to the recipient thereof, to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the holder's tax basis in the common stock. Any remaining amount after the holder's basis has been reduced to zero will be taxable as capital gain.

Proposed Future Acquisitions

Supreme's strategy is acquire under-valued properties from banks, other institutional lenders, and/or third-party companies who have regained control through past defaults, foreclosures, delinquent tax sales, or other "distressed" situations. Supreme relies primarily on its relationships with banks, mortgage lenders, real estate developers, probate attorneys, and commercial real estate brokers who wish to dispose of these under-performing properties. Among the properties Supreme is currently considering:

  88-acres, raw land, in University Park, Illinois, for acquisition and development of 280 townhouses and single-family homes in a new, suburban subdivision. Currently in negotiations with site owners.
  200 room, limited-service hotel in suburban Orlando, Florida. Currently in due diligence review and investigation. Asking Price $13,500,000
  27,000 SF office building in Tinley Park, Illinois (to be partially occupied as corporate headquarters). Currently in negotiations with builder/developer. Estimated construction cost, $2,700,000. Current market rents, $14 - $18/SF.
  195-acre golf course in Crete, Illinois. Currently in negotiations with probate attorney representing estate of deceased owner and his heirs. Asking price $4,500,000
  180-unit garden apartment complex in Charlotte, North Carolina . Currently in due diligence review and investigation. Asking price, $2,800,000.
  25,000 SF strip shopping center in Country Club Hills, Illinois. Currently in negotiations with mortgage holder's agent. Asking price $900,000.
  A 300-slip boat marina and storage facility in Wilmington, North Carolina . Development cost estimated a $3,600,000. Currently in negotiations with land owner and city officials for development rights along the coastal waterway.

Supreme must raise a significant amount of capital if it is to acquire any of the above mentioned properties given its current financial condition.

Acquisition Procedures

Prior to making any acquisitions, Supreme conducts an acquisition review and analysis. Supreme estimates the value of the property based upon a recent independent appraisal and a valuation report prepared by Supreme's V.P., of Acquisitions. Supreme makes an on-site inspection of the property, and where appropriate, Supreme requires further inspections by qualified engineers, architects, and environmental consultants. Supreme obtains all relevant data concerning the demographics of the location, rental rates, operating costs, taxes, etc. Supreme then has its legal counsel and title examiners review the title and any other documents that might affect title. The final report is then presented to the acquisition committee for approval or rejection based upon Supreme's policies and portfolio diversification and yield objectives.

The acquisition committee is made up of four officers and two members of the board of directors of Supreme, one of whom is an outside director. Mr. Elbert Shaw, who is a board member at Advance Bank, and the Village Manager of University Park, Illinois, currently serves as an outside director.

Other Real Property Considerations

Real property investments are subject to varying degrees of risk. Yields from Supreme's real properties depend on their net income and capital appreciation. Property interests are also illiquid and their value may decrease. Therefore, Supreme has a limited ability to vary its property interests quickly in response to changes in economic or other conditions.

Uninsured or underinsured losses may affect the value of, or Supreme's return from, its property interests. Supreme's properties have comprehensive insurance coverage in amounts Supreme believe are sufficient to permit the replacement of the properties in the event of total loss. There are certain types of losses that are uninsurable like, earthquakes, floods, other natural disasters, or acts of war and insurrection. Also, inflation, changes in local building codes or zoning laws may make the use of insurance proceeds for the replacement of a property impractical.

Financial Leverage

From time to time, Supreme may use secured debt financing to fund Supreme's real property investments when Supreme does not have sufficient capital available to enable it to acquire a particular property. It is Supreme's policy to limit the amount of debt used to acquire properties to less than 90% of the property's value.

Legal Proceedings

Supreme has not been party to any legal or regulatory proceedings since its inception nor is management of Supreme or Coronation aware of any such proceedings pending.

Market Price of Securities and Related Stockholder Matters

General.

The securities of Supreme are not listed for trading on a national securities market or quotation system. As of July 28, 2004 , Supreme had 43 stockholders of record holding 19,342,000 shares of common stock in the equity of Supreme. Stockholders who have held their securities for the requisite period of one year would be able to sell these securities pursuant to Rule 144 under the Securities Act of 1933, as amended, if these securities were listed for trading on a national securities market or a quotation system.

Dividend Policy.

Supreme has not declared or paid any cash dividends since inception and does not intend to pay any cash dividends in the foreseeable future.

Recent Sales of Unregistered Securities.

On November 1, 2002, we issued 9,400,000 shares common stock of Supreme to two directors and officers of Supreme on exercise of stock options granted that year, for an aggregate total consideration of $94,000. We relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these securities. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended as these shares are held by "affiliates". These shares may only be offered for public sale under Rule 144, or otherwise, pursuant to a registration statement or other exemption from registration under the Securities Act of 1933.

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The following table describes all common stock issued in the past three years:

Name	Date Issued	Original Investment	How Paid	# of Shares
Allison, Laverne & Christine	06-21-02	$ 2,000	Cash	20,000
ALM KLM Enterprises	11-01-02	20,000	Services	200,000
Banks, Willie Mae	12-20-01	7,500	Services	75,000
Beasley, Eugene	12-20-01	10,000	Services	100,000
Brown, Carlos	08-19-02	10,000	Cash	20,000
Bozeman, Diane	04/22/02	4,000	Cash	41,023
Dashevsky, Jeffery	04-22-02	63,210	Services	632,100
Davis, Andrew	12-20-01	1,500	Services	15,000
Dubaros Corp.	11-06-02	11,000	Cash	22,000
Elliott, Thomas	12-20-01 11-1-02	580,000 50,000	Cash & Services	5,000,000 5,000,000
Elliott, Portia	12-20-00	20,000	Cash	200,000
Elliott, Jarred	12-20-01	5,000	Gift	50,000
Fletcher, Antoinette	12-20-01	35,000	Cash	350,000
Fouch, Brent	04/22/02	63,210	Services	632,100
Gastile-Tate, Valerie	12-20-01	2,500	Services	25,000
Hale, Les	09-09-02	2,000	Cash	20,000
Harvey, Jim	04/22/02	4,000	Cash	41,023
Haywood, Frederic	06-21-02	5,000	Cash	50,000
Head, Kerry	04-22-02	16,125	Services	161,250
Jones, Jennifer	12-20-01	2,000	Services	20,000
Jones, Steven	08-19-02	4,000	Cash	34,327
Kenner, Keith	04/22/02	5,000	Cash	7,164
Kimbark Management LLC	12-04-02	5,000	Cash	50,000
LeRoy, Jean	12-20-01	20,000	Cash	200,000
Lloyd, Anthony	12-24-02	2,000	Cash	4,000
Lora, Deborah	04/22/02	2,500	Cash	1,791
Marshall, Kyle	11-22-02	5,000	Cash	50,000
Palmore, Mary	12-10-02	2,500	Cash	25,000
Reid, David Jr.	06-21-02	35,000	Property	350,000
Reid, David III	06-21-02	5,000	Gift	50,000
Richardson, Derwin Atty.	11-17-02	300,000	Services	100,000
Roberts, Robert	12-20-01	2,500	Services	25,000
Rose, Jailyn	12-20-01	5,000	Gift	50,000
Sabree, Naim	11-22-02	10,000	Property	100,000
Sales, S.L. and Marlene	09-09-02	2,500	Cash	25,000
Singleteary, Steven	12-20-01	5,000	Cash	50,000
Smith, Bruce	12-04-02	5,000	Cash	50,000
Swain, John Sr.	12-20-00	35,000	Cash	350,000
Thomas, Ron	11-12-02	2,000	Cash	4,000
Thomas, Ron and Donna Gibson	11-12-02	4,000	Cash	8,000
Tillman, Jimmy	12-20-01	10,000	Property	100,000
Washington, Manuel	12-17-02	5,000	Cash	25,000
Whittenburg, William	12-20-00	35,000	Services	350,000
Williams, James	04-22-02	50,955	Services	509,550
Yorel Consulting, Inc.	11-01-02	42,000	Services	4,200,000
Youngblood, Kamisha	11-22-02	2,000	Cash	10,000

TOTALS		2,001,750		19,338,327

Equity Compensation Plan

The following table provides information as of July 28, 2004 , with respect to Supreme's compensation plans under which its equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	-0-	-0-

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Financial Statements

The unaudited financial statements of Supreme for March 31, 2004 and 2003, and audited financial statements for the years ended December 31, 2001, 2002, and 2003 are included below:

Unaudited Financial Statements of Supreme Property, Inc. for March 31, 2004 and 2003

SUPREME PROPERTY, INC.

Interim Consolidated Statement of Financial Position

(Unaudited)

	March 31	March 31
	2004	2003
ASSETS:
Current Assets:
Cash or Cash Equivalents	3,486	$ 112,835
Accounts Receivable	36,000	-
Total Current Assets	39,486	112,835
Real Estate Investments
Existing Properties	1,966,000	425,700
New Acquisitions	-	1,540,300
Gross Properties	1,966,000	1,966,000
Less: Accumulated Depreciation	(140,493)	(36,385)
Total Real Estate Investments	1,825,507	1,929,615

Total Investments	1,825,507	1,929,615
Other Assets:
Furniture, Fixtures, and Equipment	11,662	11,140
Less: Accumulated Depreciation	(5,439)	(1,706)
Total Other Assets	6,223	9,434

TOTAL ASSETS	1,871,216	2,051,884
LIABILITIES:
Current Liabilities	1,282,417	7,555
Notes Payable	12,000	38,800
Mortgages Payable	-0-	1,255,000
Total Liabilities	1,294,417	1,301,355
STOCKHOLDERS' EQUITY
Common Stock, $.001 par value, 100,000,000 authorized,	64,356	19,342
19,338,327 outstanding, 17,500 Treasury
Additional Paid-In Capital	608,246	831,381
Retained Earnings (Deficit)	(78,303)	(95,029)
Less: Treasury Stock	(17,500)	-
Total Stockholders' Equity	576,799	755,634

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	1,871,216	1,926,390

SUPREME PROPERTY, INC.

Interim Consolidated Statement of Earnings

(Unaudited)

Period Ended March 31	2004	2003
REVENUES:
Revenues from Rental Properties	47,860	43,700
Property Operating Expenses:
Real Estate Taxes	3,000	4,500
Mortgage Interest	4,259	10,931
Operations and Maintenance	8,667	15,451
Depreciation and Amortization	18,413	10,797
Total Property Expenses	34,339	41,679

Income from Rental Properties	13,521	2,021
Income from Mortgage Banking	30,000	-
NET REVENUES:	43,521	2,021
EXPENSES:
Salaries, Commissions, & Employee Benefits	16,738	7,708
General & Administrative Expenses	18,363	28,450
Depreciation & Amortization	548	547
TOTAL EXPENSES	35,649	36,705

Income Before Investment Activities	7,872	(34,684)
NET INCOME(LOSS) Before Taxes & Extraordinary Items	7,872	(34,684)
NET INCOME(LOSS)	7,872	(34,684)

Weighted Average Common Shares Outstanding	19,338,327	19,338,327

NET INCOME per Common Share	$0.00	$0.00

SUPREME PROPERTY, INC.

Interim Consolidated Statement of Cash Flows

For the period ended March 31

(Unaudited)

	2004	2003
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	7,872	(34,684)
Adjustments to reconcile net income to cash provided by
operating activities
Depreciation and Amortization	18,961	11,344
Provision for Income Taxes	1,181	-
(Increase) Decrease in Receivables	(26,400)	134,175
(Increase) Decrease in Prepaid Expenses	-	-
Increase (Decrease) in Current Liabilities	(871)	-
Net Cash from Operating Activities	(438)	110,835

CASH FLOW FROM INVESTING ACTIVITIES:
Proceeds from the Sale of:
Furniture, Fixtures, & Equipment	541	-

Net Cash from Investing Activities	541	-

CASH FLOW FROM FINANCING ACTIVITIES:
Net Cash from Financing Activities	-	-

Net Change In Cash	103	110,835
Cash Balance, January 1	3,383	2,000

Cash Balance, March 31	3,486	112,835

SUPREME PROPERTY, INC.
NOTES TO INTERIM FINANCIAL STATEMENTS

  Summary of Significant Accounting Policies

  Basis of Presentation

  A summary of the significant accounting policies of Supreme Property, Inc. ("the Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements. The financial statements herein are presented using the accrual basis of accounting.

  Nature of Operations

  Supreme Property, Inc., is a licensed real estate brokerage, property management, and mortgage banking firm primarily engaged in the acquisition, operation, and disposition of real properties and loans secured by real properties. Through its and its wholly-owned subsidiary, Supreme Capital Funding, Inc., it also engages in mortgage banking activities such as loan origination, servicing, and brokering real estate loans to and from lending institutions and institutional investors.

  The Company acquires real property either directly in fee simple, or indirectly through ownership of beneficial interests in land trusts or partnerships that hold title to the real property. The Company believes that, in some cases acquiring indirect interests in real property is advantageous because it gives us flexibility in addressing the financial and risk management considerations presented by the particular property when debt financing may not be appropriate or when the Company is trying to avoid exposing its entire portfolio to litigation as the result of personal injuries resulting from environmental hazards or other unforeseen conditions on the property.

  The Company's policy is to acquire properties primarily for current income. However, income from, and appreciation of its properties may be adversely affected by general and local economic conditions, neighborhood values, competitive overbuilding, weather, casualty losses, and other factors beyond its control. The value of real properties may also be affected by the cost of compliance with regulations and liability under applicable environmental laws, changes in interest rates, and the availability of financing. Income properties are also adversely affected if a significant number of tenants are unable to pay rent or if available space cannot be rented on favorable terms. Currently, 100% of the Company's portfolio is held in apartment buildings located in Chicago, Illinois.

  Investments in Real Estate Securities or other Passive Interests

  From time to time, Supreme will also invest in the interests of others primarily engaged in real estate activities. The Company will invest in the common stock of other public and private real estate operating companies, real estate investment trusts, partnerships, or joint ventures. The primary opportunities the Company will consider are industrial buildings and low-income housing developments. The Company's acquisition committee will apply the same underwriting criteria as applied in its direct investments.

Mortgage Banking Operations

The Company, through its subsidiary Supreme Capital Funding, Inc., will acquire 1st or 2nd mortgages, on single-family dwellings and apartment buildings, insured or guaranteed by the FHA, VA, or private mortgage insurance, which are held by banks or other institutional lenders. Not more than 20% of our total assets may be invested in any type of mortgage and not more than 1% of our total assets may be invested in any one mortgage.

The Company will acquire these mortgages and package them for resale. The Company applies the same rigorous underwriting analysis to the acquisition of these loans that It does to the direct acquisition of property. The Company looks to enhance its total returns through increased yields or, upon sale, the realization of some or the entire discount at which they were acquired.

Direct Lending and Joint Participation

In some cases, particularly land development (or redevelopment), the Company's Acquisition Committee will apply the same underwriting criteria as applied in its direct investments to make direct loans to developers for the construction and sale of multi-family housing or commercial properties.

Loan Origination and Brokerage

To generate fees associated with the origination of mortgage loans, the Company relies on the relationships of the senior management of Supreme Capital Funding, Inc. with lenders and institutional investors. They have extensive experience in the mortgage lending and real estate finance industries and have cultivated extensive contacts with banks, wholesale lenders, other mortgage brokers, and direct borrowers.

The Company uses a variety of web-based lead generation tools along with direct marketing and solicitation of loan business from homebuyers and real estate brokers.

Since the Company's focus will be on residential borrowers with substandard credit, banks and other institutional lenders make referrals to the Company for loan opportunities that they do not wish to underwrite.

The Company's management has formal brokerage agreements with several national mortgage lenders who underwrite the loan packages. Origination fees, administration fees, and document processing fees are paid to the Company at loan closing, by the lender, out of the loan proceeds.

  Principles of Consolidation and Estimates

  The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  Generally accepted accounting principles ("GAAP") requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition, and the recoverability of trade accounts receivable. The application of these estimates requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

  Real Estate Investments

Supreme currently holds interests in the following properties:

  12-unit apartment building in Chicago, Illinois, acquired in June, 2001, by Installment Agreement for Warranty Deed at a cost of $600,000, which carries a non-recourse mortgage note in the amount of $480,000, which bears interest at a rate of 7%, and is due on June 1, 2004. Property is currently 92% occupied and stable.

  6-unit apartment building in Chicago, Illinois, acquired in July, 2002, by Installment Agreement for Warranty Deed at a cost of $500,000, which carries a non-recourse mortgage note in the amount of $400,000, which bears interest at a rate of 7% and is due on July 1, 2004. Property is currently 100% occupied and stable.

  6-unit apartment building in Chicago, Illinois, acquired in February 2002, by Installment Agreement for Warranty Deed at a cost of $586,000, which carries a non-recourse first mortgage note in the amount of $131,000, which bears interest at a rate of 7% and is due on February 1, 2031, and a second mortgage note in the amount of $20,000, which bears interest at a rate of 6.25%, and is due on May 5, 2007. The property is currently unoccupied and scheduled for demolition. Supreme plans to erect a new, 5-unit town home development on the site at a cost of $700,000. Construction will be financed with all equity and the town home units will then be sold for approximately $190,000 - $210,000 each. The existing mortgages will paid out of proceeds from the sale of the units.

  4-unit apartment building in Chicago, Illinois acquired in August, 2001, by Installment Agreement for Warranty Deed at a cost of $280,000, which carries a non-recourse mortgage note in the amount of $224,000, which bears interest at a rate of 7% and is due on August 1, 2004. Property is currently 100% occupied and stable.

Description	Encumbrances	Initial Cost	Cost Capitalized	Gross amount carried at close of period	Accumulated Depreciation	Date of Acquisition

12-Unit ApartmentBldg(1)	$ 480,000	$ 600,000	-0-	$ 600,000	$ 50,510	June, 2001
6-Unit Apartment Bldg(2)	$ 400,000	$ 500,000	-0-	$ 500,000	$ 33,323	July, 2002
6-Unit Apartment Bldg(3)	$ 151,000	$ 586,000	-0-	$ 586,000	$ 31,963	February, 2002
4-Unit Apartment Bldg(4)	$ 224,000	$ 280,000	-0-	$ 280,000	$ 24,697	August, 2001

TOTALS	$ 1,255,000	$ 1,966,000	0	$ 1,966,000	$ 140,493

Real Estate Investments are recorded at cost, less accumulated depreciation. If there is an event or change of circumstances that indicates that the basis of a property may not be recoverable, then management will assess any impairment in value by making a comparison of (i) the current and projected operating cash flows (undiscounted and without interest charges) of the property over its remaining useful life and (ii) the net carrying amount of the property. If the current and projected operating cash flows are less than the carrying value of the property, the carrying value would be written down to an amount to reflect the fair value of the property.

Depreciation has been computed using the straight-line method over the estimated useful lives of 27.5 years.

Expenses for maintenance and repairs are charged to operations as incurred. Significant renovations are capitalized.

  Revenue Recognition

  All residential leases are for 1 year or less. Thus, rental revenues are recognized in the month they are earned. Revenues from fees include brokerage commissions, management fees, development fees, origination fees, administration fees, and document processing fees and referral fees. All fee-base revenues are recognized when the service has been performed and the fee is due and payable.

  Income Taxes

  The Company and its subsidiary file a consolidated federal income tax return.

  Deferred Tax Assets, Liabilities, and Valuation Allowances

SFAS 109 requires a non-public entity to disclose the total of all deferred tax liabilities, deferred tax assets, the types of temporary differences, or carry forwards, and the nature of any significant reconciling items presented in the financial statements.

Management has provided for tax loss carry-forwards of 15,691 for 2002, and $74,299 for 2003. These deferred tax assets were measured using the tax rate convention applicable during the tax years 2002 and 2003. Upon evaluation of all available evidence, management believes that no valuation allowance is necessary at this time.

There were no items of temporary or permanent differences. There was no income tax consequence associated with the discontinuation of the property management business segment.
  Investment in Affiliates

  The Company has one wholly-owned subsidiary, Supreme Capital Funding, Inc., of which it owns 100% of the outstanding common stock. In 2002, the Company issued 100,000 shares of its common stock to the subsidiary, in exchange for 100% (1,000,000 shares) of the subsidiary's stock. The Company's shares had a stated value of $1.00.

  The subsidiary then filed an application for a mortgage banking license in the state of Illinois. Since it had not been granted the license, the subsidiary had not commenced operations, and there were no earnings or losses during the period to adjust to reflect the Company's share of such earnings or losses.

  SFAS 94 requires investments in companies in which the parent company has the ability to influence operations and finances to be accounted for by the consolidation method.

On December 5, 2003, the subsidiary was granted a mortgage banking license by the State of Illinois Office of Banks and Real Estate and commenced operations. The consolidation method was used to account for the parent's investment from its inception through the 2003 fiscal year.

As a result of applying the consolidation method, all significant intercompany balances and transactions have been eliminated in consolidation. The Company's stock issued to its subsidiary was reacquired and recorded as Treasury Stock.

  Recent Accounting Pronouncements

  In August 2001, the FASB issued Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 establishes a model for measurement and reporting the impairment of assets to be disposed of by sale and addresses accounting for a segment of a business accounted for as a discontinued operation. SFAS 144 is effective for fiscal years beginning after December 15, 2001. SFAS 144 supersedes SFAS 121 and thereby removes Goodwill from its scope and eliminates the requirement to allocate Goodwill to long-lived assets to be tested for impairment in business segments that are discontinued. Supreme has accounted for the write down of the Goodwill associated with its discontinued property management segment in accordance with SFAS 144.

  In December 2002, the FASB issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation -Transition and Disclosure" ("FAS 148"), an Amendment of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 148 amends FAS 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation.

  In December 1999, the SEC issued SAB 101, "Revenue Recognition in Financial Statements." SAB 101 summarizes certain aspects of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. On March 24, 2000 and September 26, 2000, the SEC issued Staff Accounting Bulletin No. 101A and No. 101B, respectively, which extend the transition provisions of SAB 101 until no later than the fourth quarter of fiscal years beginning after December 15, 1999, which would be December 31, 2004 for us.

  In March 2000, the FASB issued FIN 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB No. 25, Accounting for Stock Issued to Employees". This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognized on a prospective basis from July 1, 2000.

  Management believes that any other newly required pronouncements are not applicable.

  Proposed Acquisitions

The Company is currently in negotiations with the owners or representatives of the following properties:

  88-acres, raw land, in University Park, Illinois, for acquisition and development of 280 townhouses and single-family homes in a new, suburban subdivision
  27,000 SF office building in Tinley Park, Illinois (to be partially occupied as corporate headquarters).
  200 room, limited-service hotel in suburban Orlando, Florida
  195-acre golf course in Crete, Illinois. Currently in negotiations with probate attorney representing estate of deceased owner and his heirs
  180-unit garden apartment complex in suburban Charlotte, North Carolina
  25,000 SF strip shopping center in Country Club Hills, Illinois
  300-slip boat marina and storage facility in Wilmington, North Carolina

SFAS 5 requires the disclosure of contingencies involving uncertainty that may result in a gain or loss to the Company that will ultimately be resolved when one or more future events occur or fail to occur. For purposes of this statement, the likelihood that a future event will occur can range from remote, to reasonably possible, to probable. SFAS 5 further states that, in the event of a gain contingency, care must be exercised to avoid misleading implications as to the likelihood of realization. Management considers it reasonably probable that these proposed acquisitions are likely to occur.

  Notes Payable

  Notes Payable includes $12,000 balance due on Supreme Property, Inc.'s note for the purchase of substantially all of the assets from its predecessor company, Supreme Property Management & Sales, Inc., (i.e., John Davis). Terms of the note to John Davis are 0% interest, amortized over 60 months at $600.00/month.

  Mortgages Payable

Four (4) parcels of property are being purchased by Installment Agreement for Warranty Deed, over a term of thirty (30) years. The notes bear interest at the rate of 7% per annum. Interest only payments are payable in quarterly installments, with balloon payments of the outstanding principal on maturity dates which were extended to December, of 2004. Since the principal balances are due and payable within the current fiscal year, Mortgages Payable have been reclassified as Current Liabilities.

	Principal Payments Each Year
	2003	2004	2005	2006	2007
12-Unit Apartment Bldg(1)	5,052	474,948	-0-	-0-	-0-
6-Unit Apartment Bldg(2)	4,210	395,790	-0-	-0-	-0-
6-Unit Apartment Bldg(3)	1,589	149,411	-0-	-0-	-0-
4-Unit Apartment Bldg(4)	2,358	221,642	-0-	-0-	-0-

TOTALS	13,209	1,241,791	-0-	-0-	-0-

  Common Stock Transactions

  During 2001, the Company issued 4,000,000 shares of common stock at $.0.01 per share to its sole shareholder as a performance incentive.

  During 2002, the Company completed a private offering of 14,356,327 its common stock priced at an average price of $0.04 per share. The net proceeds from this sale, $540,979 was used for operating capital and the acquisition of real estate properties.

  In December, 2003, as a result of changing to the consolidation method of accounting for an investment in its subsidiary, the Company reacquired 100,000 shares of its own stock from its subsidiary and recorded them as Treasury Stock. 82,500 of those Treasury shares were reissued to non-related parties at an average price of $0.21 per share. The proceeds from this sale, $17,500 was used for operating capital.

  No dividends have been declared or paid.

  Commitments

Employment Obligations

The Company has entered into automatically renewing, one-year employment agreements with its V.P. of Finance, V.P. of Property Management, and V.P. of Acquisitions, and President of its subsidiary. In the event of termination other than for cause, the contracted employee will receive a lump sum benefit.

Lease Obligations

In April, 2000, Supreme Property, Inc. began leasing office space at an annual rental rate based on the amount of square footage the Company occupies. The lease expired in April, 2004, and the company's subsidiary continues to occupy the space on a month-to-month basis.

  Contingencies

  On March 31, 2003, the Company entered into an Agreement and Plan of Exchange and Reorganization ("the Merger") with Coronation Acquisition Corp. ("Coronation"). Coronation is a reporting "blank check" company formed in 2000, in the state of Nevada, solely for the purposes of effecting a merger or acquisition of an operating company.

  The respective boards of directors and majority stockholders of each company spent considerable time reviewing the terms of the merger, the background of their respective business operations, management, and the future business potential and plans of the combined entities.

  Based on these and other considerations, the Board of Directors of each company, together with their respective majority stockholders, believe that the transactions contemplated by the merger agreement, are fair and in the best interest of each company.

  The majority stockholders of Supreme believe that Supreme will benefit from the merger by the fact that Supreme will now be a reporting issuer with the Securities and Exchange Commission and as a result will be able to seek a listing for its shares on an exchange or quotation system. The Board of Directors and majority stockholders of Supreme believe this will also assist Supreme in raising the capital it requires to advance its business plans.

  Under the terms of this merger agreement, Supreme will merge into Coronation. After the transaction is completed, Supreme will no longer exist and Coronation, as the surviving entity, will carry on the business of Supreme. Coronation will be controlled by the former stockholders of Supreme and the Board of Directors of Coronation will be the Board of Directors of Supreme immediately prior to the merger.

  The name of Coronation will be changed to Supreme Realty Investments, Inc.  After the merger, Coronation will operate as a real estate operating company with one wholly-owned subsidiary, Supreme Capital Funding, Inc.

  Majority stockholders of Coronation and Supreme, holding over 74% of the issued and outstanding shares of each company, have already approved the adoption of the merger agreement and the merger. As a result, no vote by the stockholders of Supreme will be taken because these actions have already been approved by the written consent of the holders of a majority of the outstanding shares of both companies as allowed by their respective corporate statutes.

As a result of the merger, Supreme's stockholders will be entitled to receive 1.3953 shares of common stock of Coronation for each share of Supreme that they own. Coronation will not issue any fractional shares of common stock in connection with the merger. Instead, if fractional shares should occur as a result of the exchange rate, such fractional shares will be rounded down.

Coronation will issue approximately 27,000,000 shares of common stock to Supreme stockholders in connection with the merger. Supreme's stockholders will own approximately 89.98% of the outstanding common stock of Coronation after the merger. As of December 31, 2003, there were 19,338,327 shares of Supreme common stock outstanding, 17,500 shares of Treasury Stock outstanding, and no warrants or options.

The Board of Directors of Supreme and Coronation have agreed to issue 1,650,000 or approximately 5.52% of the outstanding common stock to Nick Segounis and John Coleridge, who provided services in connection with the merger agreement. These shares will be registered under a separate registration statement. These parties were integral in introducing Supreme and Coronation to one another.

The remaining 1,350,000 shares, which will represent 4.5% of the issued and outstanding share capital of Coronation on closing of the merger, will be retained by Mr. Harry Miller, President of Coronation.

Coronation and Supreme intend that the merger qualify as a "reorganization" for federal income tax purposes. If the merger qualifies as a reorganization, stockholders of Supreme's shares will generally not recognize any gain or loss for federal income tax purposes on the exchange of their shares of Supreme for the common stock of Coronation in connection with the merger. The companies themselves, as well as the current holder of Coronation's common stock, will not recognize gain or loss as a result of the merger.

Although Coronation will acquire Supreme in the merger, Supreme's stockholders will hold a majority of the voting interests in Coronation on completion of the merger. Accordingly, for accounting purposes, the acquisition will be a "reverse acquisition," and Supreme will be the "accounting acquirer."

Under the Business Corporation Act of the State of Illinois, the stockholders of Supreme are entitled to appraisal or dissenters' rights in connection with the merger.

The merger will become effective at the date and time the certificate of merger is filed with the Secretary of State of the States of Nevada and Illinois. It is anticipated that this filing will be made as soon as practicable after the last of the conditions precedent to the merger, as set forth in the merger agreement, has been satisfied or waived.

No regulatory approval is required in order to consummate the merger other than the successful registration of the shares to be issued in connection with the merger by the Securities and Exchange Commission and all applicable State securities regulators.

Coronation and Supreme will complete the merger only if specific conditions are satisfied or, in some cases, waived, including the following: (a) receipt of all stockholder approvals; (b) Form S-4 Registration Statement having become effective under the Securities Act of 1933 and all state securities permits or authorizations necessary to issue the shares of Coronation have been obtained; (c) no legal restraints or prohibitions which would prevent the consummation of the merger; (d) the representations and warranties of Coronation and Supreme under the merger agreement must be materially true and correct; (e) that there have been no material adverse change to the parties since signing the agreement; and (f) the parties have performed all material obligations required to be performed by them under the merger agreement.

Coronation will place appropriate legends on the certificates of any common stock of Coronation to be received by affiliates of Supreme which are subject to the resale rules of Rule 144. In addition, affiliates of Supreme have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act of 1933 on shares of common stock of Coronation to be received by them in the merger.

All shares of common stock of Coronation received by the stockholders of Supreme in connection with the merger will be freely transferable unless the shareholder is considered an affiliate of either Coronation or Supreme under the federal securities laws.

The majority stockholders of Supreme and others have agreed to enter into a voluntary escrow agreement regarding the resale of their shares. Under the escrow agreement the stockholders have agreed to not resell 75% the shares of Coronation they will receive under the merger until Coronation has obtained a minimum of $3,000,000 in new debt or equity financing to advance its business. At that time an additional 25% of the shares will be released for resale with an additional 25% being released every three months until 100% of the shares escrowed have been released.

Supreme has agreed to pay all expenses incurred in connection with the merger, other than the preparation of the financial statements of Coronation, their SEC filings, exhibits, etc.

The shares of Coronation are not quoted for trading on any national market or quotation system. There can be no certainty that the shares of Coronation will ever trade in a public market.
  Incentive Plans

The Company maintains a non-qualified incentive employee benefit plan. The purpose of the plan is to provide a means of performance-based incentive compensation for the Company's key employees. Key employees may be issued restricted shares of the Company's common stock as part of their compensation package.

Audited Financial Statements of Supreme Property, Inc.
For years ended December 31, 2001, December 31, 2002, and December 31, 2003

Richard Walker and Co. Certified Public Accountant Member - Illinois CPA Society	433 East 75th Street Chicago, Illinois 60619 (773) 846-6690 / Fax (773) 846-6688

Supreme Property, Inc.
431 E. 75th Street
Chicago, Illinois 60619

We have audited the accompanying balance sheets of Supreme Property, Inc. (an Illinois corporation), as of December 31, 2002 and December 31, 2001, and the related statements of operations and cash flows for the years ended December 31, 2002 and December 31, 2001. The accompanying financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Supreme Property, Inc. as of December 31, 2001 and 2002 the results of its operations and cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Richard Walker

Richard Walker & Co.
March 15, 2003

Richard Walker and Co. Certified Public Accountant Member - Illinois CPA Society	433 East 75th Street Chicago, Illinois 60619 (773) 846-6690 / Fax (773) 846-6688

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

Supreme Property, Inc.
431 E. 75th Street
Chicago, Illinois 60619

We have audited the accompanying balance sheet of Supreme Property, Inc. (an Illinois corporation), as of December 31, 2003 and the related statements of operations, cash flows, and changes in stockholders' equity for the year ended December 31, 2003 . The accompanying financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Supreme Property, Inc. as of December 31, 2003 and the results of its operations and cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Richard Walker
Richard Walker & Co.

March 8, 2004

SUPREME PROPERTY, INC. Consolidated Statement of Financial Position
	December 31	December 31	December 31
	2003	2002	2001
ASSETS:
Current Assets:
Cash or Cash Equivalents	3,383	2,000	730
Accounts Receivable	9,600	-	57,277
Prepaid Expenses	-	-	734
Total Current Assets	12,983	2,000	58,741
Real Estate Investments
Existing Properties	1,966,000	880,000	-
New Acquisitions	-	1,086,000	880,000
Gross Properties	1,966,000	1,966,000	880,000
Less: Accumulated Depreciation	(122,080)	(50,587)	(4,847)
Total Real Estate Investments	1,843,920	1,915,413	875,153

Total Investments	1,843,920	1,915,413	875,153
Other Assets:
Goodwill & Other Intangibles	-0-	-0-	30,000
Furniture, Fixtures, and Equipment	11,662	11,140	9,140
Less: Accumulated Depreciation	(4,351)	(2,163)	(1,306)
Total Other Assets	7,311	8,977	37,834

TOTAL ASSETS	1,864,215	1,926,390	971,728
LIABILITIES:
Current Liabilities	1,283,288	5,064	16,044
Notes Payable	12,000	40,600	50,000
Mortgages Payable	-0-	1,255,000	704,000
Total Liabilities	1,295,288	1,300,664	770,044
STOCKHOLDERS' EQUITY
Common Stock, $.001 par value, 100,000,000 authorized,	64,356	64,356	50,000
19,338,327 outstanding, 17,500 Treasury
Additional Paid-In Capital	608,786	673,246	142,769
Retained Earnings(Deficit)	(86,715)	(11,876)	8,915
Less: Treasury Stock	(17,500)	-	-
Total Stockholders' Equity	568,927	625,726	201,684

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	1,864,215	1,926,390	971,728
The accompanying notes are an integral part of these financial statements.
83
SUPREME PROPERTY, INC. Consolidated Statement of Earnings

Year Ended December 31	2003	2002	2001
REVENUES:
Revenues from Rental Properties	191,758	174,864	-
Property Operating Expenses:
Real Estate Taxes	12,000	18,000	-
Mortgage Interest	17,036	43,723	-
Operations and Maintenance	25,385	61,805	-
Depreciation and Amortization	71,491	43,188	-
Total Property Expenses	125,911	166,716	-

Income from Rental Properties	65,847	8,148	-
Income from Realty & Management	-	84,835	166,748
NET REVENUES:	65,847	92,983	166,748
EXPENSES:
Salaries, Commissions, & Employee Benefits	49,076	49,553	80,617
General & Administrative Expenses	88,881	26,958	45,761
Interest Expense	-	-	24,402
Depreciation & Amortization	2,189	32,163	5,480
TOTAL EXPENSES	140,146	108,674	157,260

Income Before Investment Activities	(74,290)	(15,691)	10,488
NET INCOME(LOSS) Before Taxes & Extraordinary Items	(74,290)	(15,691)	10,488
Provision for Income Taxes	-	-	(1,573)
NET INCOME(LOSS)	(74,290)	(15,691)	8,915

Weighted Average Common Shares Outstanding	19,338,327	19,356,327	5,000,000

NET INCOME per Common Share	$0.00	$0.00	$0.00

The accompanying notes are an integral part of these financial statements.

SUPREME PROPERTY, INC. Statement of Changes in Stockholders' Equity

			Additional		Treasury	Total
	Common Stock		paid in	Retained	Stock	Stockholders'
	Shares	Amount	Capital	Earnings	(common)	Equity
Balance 1/1/01	1,000,000	10,000	15,000	-	-	25,000

Common Stock Issued	4,000,000	40,000	127,769	-	-	167,769
Net Income	-	-	-	8,915	-	8,915

Balance, December 31, 2001	5,000,000	50,000	142,769	8,915	-	201,684

Common Stock Issued	14,356,327	14,356	427,523	-	-	441,879
Net Income	-	-	-	12,163	-	12,163

Balance, December 31, 2002	19,356,327	64,356	570,292	21,078	-	655,726

Net Income	-	-	-	(74,290)	-	(74,290)
Treasury Stock Acquired from Subsidiary	(100,000)		35,000			35,000
Treasury Stock Reissued	82,500				(17,500)	(17,500)

Balance, December 31, 2003	19,338,327	64,356	605,292	(53,212)	(17,500)	598,396

The accompanying notes are an integral part of these financial statements.

SUPREME PROPERTY, INC. Consolidated Statement of Cash Flows For the year ended December 31
	2003	2002	2001
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	(74,290)	(15,691)	10,488
Adjustments to reconcile net income to cash provided by
operating activities
Depreciation and Amortization	73,680	75,351	5,480
Provision for Income Taxes	-		1,573
(Increase) Decrease in Receivables	(9,600)	57,277	(57,277)
(Increase) Decrease in Prepaid Expenses	-	734	(734)
Increase (Decrease) in Current Liabilities	1,278,224	(10,980)	16,044
Net Cash from Operating Activities	1,268,005	106,691	(25,999)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of Furniture, Fixtures, & Equipment	(522)	(2,000)	(3,140)
Purchases of Real Estate Improvements	-	(1,086,000)	(880,000)
Proceeds from the Sale of:
Real Estate Improvements	-	-	145,700
Net Cash from Investing Activities	(522)	(1,088,000)	(737,440)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from the Issuance of:
Notes	-	-	25,000
Mortgages	-	546,246	704,000
Common Stock	17,500	445,733	167,769
Payments for:
Debt Repayment	(1,283,600)	(9,400)	(156,700)
Net Cash from Financing Activities	(1,266,100)	982,579	739,169

Net Change In Cash	1,383	1,270	(24,270)
Cash Balance, January 1	2,000	730	25,000

Cash Balance, December 31	3,383	2,000	730

The accompanying notes are an integral part of these financial statements.

SUPREME PROPERTY, INC.
NOTES TO FINANCIAL STATEMENTS

  Summary of Significant Accounting Policies

  Basis of Presentation

  A summary of the significant accounting policies of Supreme Property, Inc. ("the Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements. The financial statements herein are presented using the accrual basis of accounting.

  Nature of Operations

  Supreme Property, Inc., is a licensed real estate brokerage, property management, and mortgage banking firm primarily engaged in the acquisition, operation, and disposition of real properties and loans secured by real properties. Through its and its wholly-owned subsidiary, Supreme Capital Funding, Inc., it also engages in mortgage banking activities such as loan origination, servicing, and brokering real estate loans to and from lending institutions and institutional investors.

  The Company acquires real property either directly in fee simple, or indirectly through ownership of beneficial interests in land trusts or partnerships that hold title to the real property. The Company believes that, in some cases acquiring indirect interests in real property is advantageous because it gives us flexibility in addressing the financial and risk management considerations presented by the particular property when debt financing may not be appropriate or when the Company is trying to avoid exposing its entire portfolio to litigation as the result of personal injuries resulting from environmental hazards or other unforeseen conditions on the property.

  The Company's policy is to acquire properties primarily for current income. However, income from, and appreciation of its properties may be adversely affected by general and local economic conditions, neighborhood values, competitive overbuilding, weather, casualty losses, and other factors beyond its control. The value of real properties may also be affected by the cost of compliance with regulations and liability under applicable environmental laws, changes in interest rates, and the availability of financing. Income properties are also adversely affected if a significant number of tenants are unable to pay rent or if available space cannot be rented on favorable terms. Currently, 100% of the Company's portfolio is held in apartment buildings located in Chicago, Illinois.

  Investments in Real Estate Securities or other Passive Interests

  From time to time, Supreme will also invest in the interests of others primarily engaged in real estate activities. The Company will invest in the common stock of other public and private real estate operating companies, real estate investment trusts, partnerships, or joint ventures. The primary opportunities the Company will consider are industrial buildings and low-income housing developments. The Company's acquisition committee will apply the same underwriting criteria as applied in its direct investments.

  Mortgage Banking Operations

  The Company, through its subsidiary Supreme Capital Funding, Inc., will acquire 1st or 2nd mortgages, on single-family dwellings and apartment buildings, insured or guaranteed by the FHA, VA, or private mortgage insurance, which are held by banks or other institutional lenders. Not more than 20% of our total assets may be invested in any type of mortgage and not more than 1% of our total assets may be invested in any one mortgage.

  The Company will acquire these mortgages and package them for resale. The Company applies the same rigorous underwriting analysis to the acquisition of these loans that It does to the direct acquisition of property. The Company looks to enhance its total returns through increased yields or, upon sale, the realization of some or the entire discount at which they were acquired.

Direct Lending and Joint Participation

In some cases, particularly land development (or redevelopment), the Company's Acquisition Committee will apply the same underwriting criteria as applied in its direct investments to make direct loans to developers for the construction and sale of multi-family housing or commercial properties.

Loan Origination and Brokerage

To generate fees associated with the origination of mortgage loans, the Company relies on the relationships of the senior management of Supreme Capital Funding, Inc. with lenders and institutional investors. They have extensive experience in the mortgage lending and real estate finance industries and have cultivated extensive contacts with banks, wholesale lenders, other mortgage brokers, and direct borrowers.

The Company uses a variety of web-based lead generation tools along with direct marketing and solicitation of loan business from homebuyers and real estate brokers.

Since the Company's focus will be on residential borrowers with substandard credit, banks and other institutional lenders make referrals to the Company for loan opportunities that they do not wish to underwrite.

The Company's management has formal brokerage agreements with several national mortgage lenders who underwrite the loan packages. Origination fees, administration fees, and document processing fees are paid to the Company at loan closing, by the lender, out of the loan proceeds.

  Principles of Consolidation and Estimates

  The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

  Generally accepted accounting principles ("GAAP") requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition, and the recoverability of trade accounts receivable. The application of these estimates requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

  Real Estate Investments

Supreme currently holds interests in the following properties:

  12-unit apartment building in Chicago, Illinois, acquired in June, 2001, by Installment Agreement for Warranty Deed at a cost of $600,000, which carries a non-recourse mortgage note in the amount of $480,000, which bears interest at a rate of 7%, and is due on June 1, 2004. Property is currently 92% occupied and stable.
  6-unit apartment building in Chicago, Illinois, acquired in July, 2002, by Installment Agreement for Warranty Deed at a cost of $500,000, which carries a non-recourse mortgage note in the amount of $400,000, which bears interest at a rate of 7% and is due on July 1, 2004. Property is currently 100% occupied and stable.
  6-unit apartment building in Chicago, Illinois, acquired in February 2002, by Installment Agreement for Warranty Deed at a cost of $586,000, which carries a non-recourse first mortgage note in the amount of $131,000, which bears interest at a rate of 7% and is due on February 1, 2031, and a second mortgage note in the amount of $20,000, which bears interest at a rate of 6.25%, and is due on May 5, 2007. The property is currently unoccupied and scheduled for demolition. Supreme plans to erect a new, 5-unit town home development on the site at a cost of $700,000. Construction will be financed with all equity and the town home units will then be sold for approximately $190,000 - $210,000 each. The existing mortgages will paid out of proceeds from the sale of the units.
  4-unit apartment building in Chicago, Illinois acquired in August, 2001, by Installment Agreement for Warranty Deed at a cost of $280,000, which carries a non-recourse mortgage note in the amount of $224,000, which bears interest at a rate of 7% and is due on August 1, 2004. Property is currently 100% occupied and stable.

Description	Encumbrances	Initial Cost	Cost Capitalized	Gross amount carried at close of period	Accumulated Depreciation	Date of Acquisition

12-Unit Apartment Bldg(1)	$ 480,000	$ 600,000	-0-	$ 600,000	$ 45,055	June, 2001
6-Unit Apartment Bldg(2)	$ 400,000	$ 500,000	-0-	$ 500,000	$ 28,778	July, 2002
6-Unit Apartment Bldg(3)	$ 151,000	$ 586,000	-0-	$ 586,000	$ 26,636	February, 2002
4-Unit Apartment Bldg(4)	$ 224,000	$ 280,000	-0-	$ 280,000	$ 21,212	August, 2001

TOTALS	$ 1,255,000	$ 1,966,000	0	$ 1,966,000	$ 122,080

Real Estate Investments are recorded at cost, less accumulated depreciation. If there is an event or change of circumstances that indicates that the basis of a property may not be recoverable, then management will assess any impairment in value by making a comparison of (i) the current and projected operating cash flows (undiscounted and without interest charges) of the property over its remaining useful life and (ii) the net carrying amount of the property. If the current and projected operating cash flows are less than the carrying value of the property, the carrying value would be written down to an amount to reflect the fair value of the property.

Depreciation has been computed using the straight-line method over the estimated useful lives of 27.5 years.

Expenses for maintenance and repairs are charged to operations as incurred. Significant renovations are capitalized.

  Revenue Recognition

  All residential leases are for 1 year or less. Thus, rental revenues are recognized in the month they are earned. Revenues from fees include brokerage commissions, management fees, development fees, origination fees, administration fees, and document processing fees and referral fees. All fee-base revenues are recognized when the service has been performed and the fee is due and payable.

  Income Taxes

  The Company and its subsidiary file a consolidated federal income tax return.

  Deferred Tax Assets, Liabilities, and Valuation Allowances

  SFAS 109 requires a non-public entity to disclose the total of all deferred tax liabilities, deferred tax assets, the types of temporary differences, or carry forwards, and the nature of any significant reconciling items presented in the financial statements.

  Management has provided for tax loss carry-forwards of 15,691 for 2002, and $74,299 for 2003. These deferred tax assets were measured using the tax rate convention applicable during the tax years 2002 and 2003. Upon evaluation of all available evidence, management believes that no valuation allowance is necessary at this time.

  There were no items of temporary or permanent differences. There was no income tax consequence associated with the discontinuation of the property management business segment.

  Investment in Affiliates

  The Company has one wholly-owned subsidiary, Supreme Capital Funding, Inc., of which it owns 100% of the outstanding common stock. In 2002, the Company issued 100,000 shares of its common stock to the subsidiary, in exchange for 100% (1,000,000 shares) of the subsidiary's stock. The Company's shares had a stated value of $1.00.

  The subsidiary then filed an application for a mortgage banking license in the state of Illinois. Since it had not been granted the license, the subsidiary had not commenced operations, and there were no earnings or losses during the period to adjust to reflect the Company's share of such earnings or losses.

SFAS 94 requires investments in companies in which the parent company has the ability to influence operations and finances to be accounted for by the consolidation method.

On December 5, 2003, the subsidiary was granted a mortgage banking license by the State of Illinois Office of Banks and Real Estate and commenced operations. The consolidation method was used to account for the parent's investment from its inception through the 2003 fiscal year.

As a result of applying the consolidation method, all significant intercompany balances and transactions have been eliminated in consolidation. The Company's stock issued to its subsidiary was reacquired and recorded as Treasury Stock.

  Recent Accounting Pronouncements

  In August 2001, the FASB issued Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 establishes a model for measurement and reporting the impairment of assets to be disposed of by sale and addresses accounting for a segment of a business accounted for as a discontinued operation. SFAS 144 is effective for fiscal years beginning after December 15, 2001. SFAS 144 supersedes SFAS 121 and thereby removes Goodwill from its scope and eliminates the requirement to allocate Goodwill to long-lived assets to be tested for impairment in business segments that are discontinued. Supreme has accounted for the write down of the Goodwill associated with its discontinued property management segment in accordance with SFAS 144.

  In December 2002, the FASB issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation -Transition and Disclosure" ("FAS 148"), an Amendment of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 148 amends FAS 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation.

  In December 1999, the SEC issued SAB 101, "Revenue Recognition in Financial Statements." SAB 101 summarizes certain aspects of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. On March 24, 2000 and September 26, 2000, the SEC issued Staff Accounting Bulletin No. 101A and No. 101B, respectively, which extend the transition provisions of SAB 101 until no later than the fourth quarter of fiscal years beginning after December 15, 1999, which would be December 31, 2004 for us.

  In March 2000, the FASB issued FIN 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB No. 25, Accounting for Stock Issued to Employees". This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognized on a prospective basis from July 1, 2000.

  Management believes that any other newly required pronouncements are not applicable.

  Discontinued Operations

  Though the Company continues to manage its own properties, its outside property management operations were discontinued in December, 2002, when all remaining management contracts expired. The expired management contracts represented a fully-amortized portion of the company's reported Goodwill and were carried at -0-. Management estimates the fair value of the expired contracts to be -0-.

  SFAS 121 required recognition of an impairment loss to long-lived assets associated with a business segment that is disposed of or discontinued, only if (a) the carrying amount of the long-lived asset is not recoverable from is undiscounted cash flows, and (b) the impairment loss can be measured as the difference between the carrying amount and the fair value of the asset. However, SFAS 144 became effective December 15, 2001, superseding SFAS 121, thereby removing Goodwill from its scope and eliminating the requirement to allocate Goodwill to long-lived assets to be tested for impairment in business segments that are discontinued. Therefore, since Goodwill was the Company's only long-lived asset clearly identifiable with its property management segment, and, following SFAS 144, Goodwill need not be tested for impairment, there is no impairment loss or write down associated with the discontinued operation.

  Proposed Acquisitions

The Company is currently in negotiations with the owners or representatives of the following properties:

  88-acres, raw land, in University Park, Illinois, for acquisition and development of 280 townhouses and single-family homes in a new, suburban subdivision
  27,000 SF office building in Tinley Park, Illinois (to be partially occupied as corporate headquarters).
  200 room, limited-service hotel in suburban Orlando, Florida
  195-acre golf course in Crete, Illinois. Currently in negotiations with probate attorney representing estate of deceased owner and his heirs
  180-unit garden apartment complex in suburban Charlotte, North Carolina
  25,000 SF strip shopping center in Country Club Hills, Illinois
  300-slip boat marina and storage facility in Wilmington, North Carolina

SFAS 5 requires the disclosure of contingencies involving uncertainty that may result in a gain or loss to the Company that will ultimately be resolved when one or more future events occur or fail to occur. For purposes of this statement, the likelihood that a future event will occur can range from remote, to reasonably possible, to probable. SFAS 5 further states that, in the event of a gain contingency, care must be exercised to avoid misleading implications as to the likelihood of realization. While management considers it reasonably probable that these proposed acquisitions are likely to occur, to avoiding misleading implications as to the likelihood of realization, the likelihood of acquiring these properties must be considered remote, as required by SFAS 5.

  Goodwill

  In March, 1998, Supreme Property Management and Sales, Inc. was founded. Upon the founder's death in February, 2000, the remaining shareholder formed a new company, Supreme Property Management and Development, Inc. to hold his 50% of the predecessor company's assets. In a negotiated settlement the founder's heirs received the bulk of the assets of Supreme Property Management and Sales, Inc. and operated under that name from a different location.

  In April, 2000, the remaining shareholder then sold the Company's remaining assets to Thomas Elliott for $36,000. Those assets consisted of furniture and equipment, the company name (Supreme Property Management & Development, Inc.) and logo, and the remaining property management contracts. Furniture/Fixtures/Equipment were valued at $6,000 and the remaining intangible, namely Goodwill, was valued at $30,000.

  To avoid the obvious conflict presented by the similar names of the two companies, Mr. Elliott changed the name to Supreme Property, Inc. in December 2001. In February, 2002, the State of Illinois granted Supreme Property, Inc. its new charter.

  It is management's impairment policy to review the value of its Goodwill annually and write down, or expense it against earnings only in those periods when its recorded value exceeds its fair value. In management's opinion, the expiration of the management contracts significantly impaired the value of its Goodwill and it has been written down to -0-.

  Notes Payable

  Notes Payable includes $12,000 balance due on Supreme Property, Inc.'s note for the purchase of substantially all of the assets from its predecessor company, Supreme Property Management & Sales, Inc., (i.e., John Davis). Terms of the note to John Davis are 0% interest, amortized over 60 months at $600.00/month

  A $25,000 note due to Thomas Elliott, Chairman and Chief Executive Officer of Supreme Property, Inc., for amounts loaned to the company during its capitalization phase was repaid during 2003.

  Mortgages Payable

Four(4) parcels of property are being purchased by Installment Agreement for Warranty Deed, over a term of thirty(30) years. The notes bear interest at the rate of 7% per annum. Interest only payments are payable in quarterly installments, with balloon payments of the outstanding principal on maturity dates in June, July, and August, of 2004.

	Principal Payments Each Year
	2003	2004	2005	2006	2007
12-Unit Apartment Bldg(1)	5,052	474,948	-0-	-0-	-0-
6-Unit Apartment Bldg(2)	4,210	395,790	-0-	-0-	-0-
6-Unit Apartment Bldg(3)	1,589	149,411	-0-	-0-	-0-
4-Unit Apartment Bldg(4)	2,358	221,642	-0-	-0-	-0-

TOTALS	13,209	1,241,791	-0-	-0-	-0-

  Common Stock Transactions

  During 2001, the Company issued 4,000,000 shares of common stock at $.0.01 per share to its sole shareholder as a performance incentive.

  During 2002, the Company completed a private offering of 14,356,327 its common stock priced at an average price of $0.04 per share. The net proceeds from this sale, $540,979 was used for operating capital and the acquisition of real estate properties.

  In December, 2003, as a result of changing to the consolidation method of accounting for an investment in its subsidiary, the Company reacquired 100,000 shares of its own stock from its subsidiary and recorded them as Treasury Stock. 82,500 of those Treasury shares were reissued to non-related parties at an average price of $0.21 per share. The proceeds from this sale, $17,500 was used for operating capital.

  No dividends have been declared or paid.

  Commitments

Employment Obligations

The Company has entered into automatically renewing, one-year employment agreements with its V.P. of Finance, V.P. of Property Management, and V.P. of Acquisitions, and President of its subsidiary. In the event of termination other than for cause, the contracted employee will receive a lump sum benefit.

Lease Obligations

In April, 2000, Supreme Property, Inc. began leasing office space at an annual rental rate based on the amount of square footage the Company occupies. The lease expires in April, 2004, with a five year renewal option. The annual rent is as follows:

2000	$ 4,950.
2001	6,900.
2002	7,200.
2003	7,500.
2004	1,950.

TOTAL	$ 28,500.

  Contingencies

  On March 31, 2003, the Company entered into an Agreement and Plan of Exchange and Reorganization ("the Merger") with Coronation Acquisition Corp. ("Coronation"). Coronation is a reporting "blank check" company formed in 2000, in the state of Nevada, solely for the purposes of effecting a merger or acquisition of an operating company.

  The respective boards of directors and majority stockholders of each company spent considerable time reviewing the terms of the merger, the background of their respective business operations, management, and the future business potential and plans of the combined entities.

  Based on these and other considerations, the Board of Directors of each company, together with their respective majority stockholders, believe that the transactions contemplated by the merger agreement, are fair and in the best interest of each company.

  The majority stockholders of Supreme believe that Supreme will benefit from the merger by the fact that Supreme will now be a reporting issuer with the Securities and Exchange Commission and as a result will be able to seek a listing for its shares on an exchange or quotation system. The Board of Directors and majority stockholders of Supreme believe this will also assist Supreme in raising the capital it requires to advance its business plans.

  Under the terms of this merger agreement, Supreme will merge into Coronation. After the transaction is completed, Supreme will no longer exist and Coronation, as the surviving entity, will carry on the business of Supreme. Coronation will be controlled by the former stockholders of Supreme and the Board of Directors of Coronation will be the Board of Directors of Supreme immediately prior to the merger.

  The name of Coronation will be changed to Supreme Realty Investments, Inc.  After the merger, Coronation will operate as a real estate operating company with one wholly-owned subsidiary, Supreme Capital Funding, Inc.

  Majority stockholders of Coronation and Supreme, holding over 74% of the issued and outstanding shares of each company, have already approved the adoption of the merger agreement and the merger. As a result, no vote by the stockholders of Supreme will be taken because these actions have already been approved by the written consent of the holders of a majority of the outstanding shares of both companies as allowed by their respective corporate statutes.

  As a result of the merger, Supreme's stockholders will be entitled to receive 1.3953 shares of common stock of Coronation for each share of Supreme that they own. Coronation will not issue any fractional shares of common stock in connection with the merger. Instead, if fractional shares should occur as a result of the exchange rate, such fractional shares will be rounded down.

  Coronation will issue approximately 27,000,000 shares of common stock to Supreme stockholders in connection with the merger. Supreme's stockholders will own approximately 89.98% of the outstanding common stock of Coronation after the merger. As of December 31, 2003, there were 19,338,327 shares of Supreme common stock outstanding, 17,500 shares of Treasury Stock outstanding, and no warrants or options.

  The Board of Directors of Supreme and Coronation have agreed to issue 1,650,000 or approximately 5.52% of the outstanding common stock to Nick Segounis and John Coleridge, who provided services in connection with the merger agreement. These shares will be registered under a separate registration statement. These parties were integral in introducing Supreme and Coronation to one another.

  The remaining 1,350,000 shares, which will represent 4.5% of the issued and outstanding share capital of Coronation on closing of the merger, will be retained by Mr. Harry Miller, President of Coronation.

  Coronation and Supreme intend that the merger qualify as a "reorganization" for federal income tax purposes. If the merger qualifies as a reorganization, stockholders of Supreme's shares will generally not recognize any gain or loss for federal income tax purposes on the exchange of their shares of Supreme for the common stock of Coronation in connection with the merger. The companies themselves, as well as the current holder of Coronation's common stock, will not recognize gain or loss as a result of the merger.

  Although Coronation will acquire Supreme in the merger, Supreme's stockholders will hold a majority of the voting interests in Coronation on completion of the merger. Accordingly, for accounting purposes, the acquisition will be a "reverse acquisition," and Supreme will be the "accounting acquirer."

  Under the Business Corporation Act of the State of Illinois, the stockholders of Supreme are entitled to appraisal or dissenters' rights in connection with the merger.

  The merger will become effective at the date and time the certificate of merger is filed with the Secretary of State of the States of Nevada and Illinois. It is anticipated that this filing will be made as soon as practicable after the last of the conditions precedent to the merger, as set forth in the merger agreement, has been satisfied or waived.

  No regulatory approval is required in order to consummate the merger other than the successful registration of the shares to be issued in connection with the merger by the Securities and Exchange Commission and all applicable State securities regulators.

  Coronation and Supreme will complete the merger only if specific conditions are satisfied or, in some cases, waived, including the following: (a) receipt of all stockholder approvals; (b) Form S-4 Registration Statement having become effective under the Securities Act of 1933 and all state securities permits or authorizations necessary to issue the shares of Coronation have been obtained; (c) no legal restraints or prohibitions which would prevent the consummation of the merger; (d) the representations and warranties of Coronation and Supreme under the merger agreement must be materially true and correct; (e) that there have been no material adverse change to the parties since signing the agreement; and (f) the parties have performed all material obligations required to be performed by them under the merger agreement.

  Coronation will place appropriate legends on the certificates of any common stock of Coronation to be received by affiliates of Supreme which are subject to the resale rules of Rule 144. In addition, affiliates of Supreme have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act of 1933 on shares of common stock of Coronation to be received by them in the merger.

  All shares of common stock of Coronation received by the stockholders of Supreme in connection with the merger will be freely transferable unless the shareholder is considered an affiliate of either Coronation or Supreme under the federal securities laws.

  The majority stockholders of Supreme and others have agreed to enter into a voluntary escrow agreement regarding the resale of their shares. Under the escrow agreement the stockholders have agreed to not resell 75% the shares of Coronation they will receive under the merger until Coronation has obtained a minimum of $3,000,000 in new debt or equity financing to advance its business. At that time an additional 25% of the shares will be released for resale with an additional 25% being released every three months until 100% of the shares escrowed have been released.

  Supreme has agreed to pay all expenses incurred in connection with the merger, other than the preparation of the financial statements of Coronation, their SEC filings, exhibits, etc.

  The shares of Coronation are not quoted for trading on any national market or quotation system. There can be no certainty that the shares of Coronation will ever trade in a public market.

  Incentive Plans

The Company maintains a non-qualified incentive employee benefit plan. The purpose of the plan is to provide a means of performance-based incentive compensation for the Company's key employees. Key employees may be issued restricted shares of the Company's common stock as part of their compensation package.

Management Discussion and Analysis

Results of Operations

Revenues from Continuing Operations

Rental revenue increased to $191,758 for the year ended December 31, 2003 compared to $174,864 for the year ended December 31, 2002. Rental revenue increased slightly to $47,860 for the quarter ended March 31, 2004 compared to $43,700 for the quarter ended March 31, 2003. The increase in rental revenue in 2003 can be attributed to the fact that 13 of our units are leased to tenants whose rent is subsidized pursuant to a Housing Assistance Payment ("HAP") contract from the U.S. Department of Housing and Urban Development ("HUD).

Income from realty and property management segments decreased from $84,835 in the year ended December 31, 2002 to $-0- in the year ended December 31, 2003. This decrease was primarily due to the discontinuation of the property management segment in December 2002, upon the expiration of the final property management contracts, the attendant reduction in fee income from real estate brokerage operations, and a reduction in real estate brokerage staff.

Expenses from Continuing Operations.

Total expenses from continuing operations increased from $108,674  for the year ended December 31, 2002 to $140,146 for the year ended December 31, 2003 , a net increase of $31,472.

  Property operating expenses decreased by $40,805 for the year ended December 31, 2003 compared to the year ended December 31, 2002. This reflects the fact we now operate four apartment buildings. This cost is offset by the increase in revenue directly attributable to these properties. This expense decrease is primarily attributable to lower mortgage interest costs due to a restructuring of the terms of the mortgage loan agreements and better operating efficiency.
  Property Depreciation and amortization increased by $28,303 for the for year ending December 31, 2003 compared to the same period ending December 31, 2002. This reflects the fact we now operate four apartment buildings.
  Salaries, commissions and employees benefits remained stable.
  General and administrative expenses increased by $61,923 for the for year ending December 31, 2003 compared to the same period ending December 31, 2002. $45,301 was paid to outside parties for legal, accounting, consulting, and other fees and expenses for services rendered in association with, and related to, the merger and the issuance of the mortgage banking license to our subsidiary, Supreme Capital Funding, Inc.
  Interest Expense reflects that fact that the only notes we have outstanding are non-interest bearing notes.
  Other Depreciation and Amortization reflects the amortization of Goodwill and depreciation on Office Furniture, Fixtures, and Equipment.

Total expenses from continuing operations decreased slightly from $ 35,649 for the quarter ended March 31, 2003 to $ 36,705 for the quarter ended March 31, 2003, a net decrease of $ 1,056.

Net Income/ Loss from Operations.

Net loss from operations for the year ended December 31, 2003 was $ (74,290) versus net loss of $ (15,691) for the year ended December 31, 2002. Net income from operations for the quarter ended March 31, 2004 was $7,872 versus a net loss of $ (34,684). The net loss in 2003 is attributed primarily to expenses associated with the merger and increased depreciation expenses.

Liquidity and Capital Resources

For the years ended December 31, 2003 and December 31, 2002, Supreme's net cash provided by operating activities totaled $ 1,268,005 and $106,691, respectively. For the quarter ended March 31, 2004, Supreme's net cash provided by operating activities totaled $(438) versus $110,835 for the quarter ended March 31, 2003. This change relates directly to an increase in Supreme's receivables in the quarter ended March 31, 2004 over the quarter ended March 31, 2003.

As of the year ended December 31, 2003, Supreme's unrestricted cash resources were $ 3,383 as compared to $2,000 as of the year ended December 31, 2002. Supreme's unrestricted cash resources for the quarter ended March 31, 2004 were $ 3,486 as compared to $112,835 as of the quarter ended March 31, 2002 which reflected a decrease in receivables.

The cash flow from our existing properties will not fund our future liquidity requirements. The principal source of Supreme's capital has been from funds received from operations, the issuance of common stock, and the use of non-recourse debt in association with the acquisition of its real properties.

Supreme intends to use its future capital to pay for non-recurring expenses related to the preparation of an equity or debt offering and to acquire more properties. Supreme also intends to increase its liquidity by issuing different classes of convertible preferred stock or convertible debentures to institutional investors in future offerings and by using cash provided from operations of its mortgage banking subsidiary and rents from its properties. At present, Supreme has no plans to increase its borrowings or add any new bank debt liabilities. Supreme intends to use the proceeds of any debt or equity offerings to acquire more properties and to pay off the existing long-term liabilities, namely the balloon mortgage payments coming due in summer, 2004. Further, from time to time the Board of Directors may elect to distribute some of its taxable income in the form of dividends to our stockholders. That could limit the amount of cash Supreme will have available for other business purposes or to grow through the use of retained earnings. Much of Supreme's ability to raise capital is dependent upon the relative attractiveness of its shares, and the supply of shares of competitive real estate entities currently trading in the marketplace.

Management of believes that it has identified a unique niche in its market by acquiring "distressed" properties and under-performing real estate loans from banks and other lending institutions. "Distressed" properties are properties that are not being operated at optimal efficiency and "under-performing" loans are loans that are currently past due or in default.

Cash provided by operations, equity transactions, and borrowings from lending institutions have generally provided the primary sources of liquidity to Supreme. Historically, Supreme has used these sources to fund operating expenses and to satisfy its debt service obligations.

With respect to the interim financial statements, management believes that there are no material trends, events, or uncertainties that have, occurred since the end of the last fiscal period, that have, or are reasonably likely to have, a material impact on the company's short-term or long-term liquidity or significant items of income or loss arising from continued operations. Likewise, there are no material changes in any line items on the financial statements or seasonal aspects that have had a material effect on the company's financial condition or the results of operations.

Off-balance sheet arrangements

Supreme does not have any significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to its stockholders.

Changes and Disagreements with Accountants

Supreme has had no change in, or disagreements with, its principal independent accountant during the past three fiscal years or since its inception. For periods following the closing of the proposed merger, the company will file retroactively restated financial statements audited by an independent accounting firm registered with the PCAOB.

VOTING AND MANAGEMENT INFORMATION

Majority Stockholders Consent

As previously stated, we are not asking you for a proxy and you are requested not to send us a proxy. Stockholders holding more than 74% of the outstanding share of Supreme have approved the adoption of the merger agreement and the merger. As a result, no vote by the stockholders of Supreme will be taken as these actions have already been approved by the written consent of the stockholders of a majority of the outstanding shares of Supreme. as allowed by Section 7.10 of the Business Corporation Act of the State of Illinois. We have attached the form of stockholders' consent as Exhibit 99.a to this information statement/prospectus.

Coronation has only one stockholder of record and he is the sole director of Coronation. He has voted 100% of the issued and outstanding shares of Coronation for the adoption of the merger agreement, the merger, name change of Coronation to "Supreme Realty Investments, Inc.", the appointment of new directors on close of the merger and related stock issuances to the merger.

Dissenter's Rights of Appraisal of Stockholders of Supreme

Under Illinois law, stockholders of Supreme's shares who do not vote in favor of the merger and who follow the procedures set forth under Illinois law may require the combined company to pay in cash the fair value of his or her shares as determined under Sections 11.65 and 11.70 of the Illinois Business Corporation Act. We have attached the text of Sections 11.65 and 11.70 of the Illinois Business Corporation Act to this document as Exhibit 4.3. In order to exercise those statutory rights, strict compliance with these statutory provisions is required. Each stockholder who may desire to exercise those rights should carefully review and adhere to those provisions.

A dissenting stockholder of Supreme who desires to pursue his or her rights to demand payment must deliver a written demand for payment to Supreme within twenty days of receiving this information statement/prospectus, demanding payment for his or her shares if the merger is completed.

The initial written objection of a dissenting stockholder of Supreme should be delivered to Supreme's office at: 431 E. 75th Street, Chicago, Illinois 60619 Attn: Thomas Elliott, President of Supreme. It is recommended that this objection be sent by registered or certified mail, return receipt requested.

A dissenting Supreme stockholder that delivers the required written demand for payment with Supreme prior to the transaction closing date need not have voted against the merger, but a vote in favor of the merger will constitute a waiver of that stockholder's statutory dissenter's rights.

Supreme will send to those stockholders delivering written demands for payment a statement of its estimate of the fair value of the Supreme's shares within the later of (a) 10 days after the effective date of the merger or (b) 30 days after such stockholder delivers a written demand for payment to Supreme. Financial information about Supreme required to be provided under Section 11.70 of the Illinois Business Corporation Act will accompany this statement. Supreme will also send such stockholders a commitment to pay for their shares at their estimated fair value, plus accrued interest, upon transmittal to Supreme of the certificates representing, or other evidence of ownership of, such shares. If the merger occurs, Supreme will pay to each dissenter who transmits to Supreme his or her certificate or other evidence of ownership the amount Supreme estimates to be the fair value of such dissenter's shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

A stockholder who does not agree with Supreme's estimate of fair value or the amount of interest due must notify Supreme in writing of the stockholder's estimate of the shares' fair value and the amount of interest due and demand payment for the difference and the interest due within 30 days from the delivery of Supreme's statement of its estimate of fair value. Stockholders who fail to notify Supreme of their estimate of fair value or the amount of interest due within this period will lose their rights to dispute the amounts estimated and determined by Supreme

If a stockholder and Supreme are unable to agree on the fair value of the shares and accrued interest within 60 days from delivery to Supreme of the stockholder's estimate of fair value and accrued interest, Supreme will either pay the difference in value that the stockholder demanded with interest or file a petition in the Circuit Court of Cook County, State of Illinois, requesting the court to determine the fair value of the shares and the interest due. Supreme will make all dissenters, whether or not residents of

98

Illinois, whose demands remain unsettled, parties to any such proceeding and all parties will be served with a copy of the petition. Stockholders who do not live in Illinois may be served by registered or certified mail or by publication as provided by law.

If the court's determination of fair value and interest due exceeds the amount paid by Supreme, then each dissenting stockholder made a party to the proceeding is entitled to judgment for the difference plus interest. The court may appoint one or more persons as appraisers to receive evidence and to determine the fair value. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers. Fees and expenses of counsel and experts for any party are excluded. If the fair value of the shares as determined by the court materially exceeds the amount of Supreme's estimate, or if no estimate was made, then all or any part of such expenses may be assessed against Supreme. However, if a stockholder's estimated fair value materially exceeds the fair value that the court determines, then all or any part of such expenses may be assessed against the stockholder. Under certain circumstances, the court may also assess the fees and expenses of counsel and experts to a stockholder or to Supreme.

Interest of Directors and Officers of Supreme in the Merger

In considering the recommendation of the board of directors of Supreme, you should be aware that members of Supreme's management and of the board of directors of Supreme have interests in the merger that are different from, or in addition to, the interests of the Supreme's stockholders generally. The members of the board of directors of Supreme knew about these additional interests and considered them when they approved the reorganization agreement, such as:

  As of July 28, 2004 , directors and officers and their affiliates currently own approximately 74.44% of all outstanding shares of the shares of Supreme entitled to vote at for the merger and which did vote by consent resolution in favor of the merger;
  On completion of the merger, Coronation may enter into employment arrangements with some or all of the executive officers of Supreme which, among other things, will enable such executive officers;

The directors and officers of Supreme may therefore have had different reasons to vote to approve the reorganization agreement and the merger than if they did not have these interests.

Interests of Director and Office of Coronation in the Merger

Mr. Miller, the sole director and officer of Coronation is an arm's length party to Supreme. He will not receive any personal advantage monetary or otherwise other than his share ownership of 1,350,000 shares of common stock which he will retain in Coronation.

Outstanding Shares and Voting Rights

Supreme.

At May 27, 2003 (the "record date"), and July 28, 2004 , Supreme had 19,342,000 shares outstanding. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share is entitled to one vote. The outstanding shares of Supreme at the close of business on the record date for determining stockholders who would have been entitled to notice of and to vote on any matter submitted to stockholders at a meeting of stockholders, were held by approximately forty-three (43) stockholders of record. The majority stockholders have agreed by written consent in lieu of a stockholders meeting to the merger agreement and an escrow agreement which requires the agreement of a number of other stockholders. The complete text of the merger agreement and escrow agreement are attached as Exhibit 2 and Exhibit 4.3 respectively to this information statement/prospectus.

Coronation.

As at May 27, 2003 (the "record date"), and July 28, 2004 Coronation had 5,000,000 shares of common stock outstanding held by one stockholder who voted for the merger agreement and related transactions, including changing the name of Coronation the appointment of new directors on close of the merger and returning to the treasury of Coronation 3,650,000 of those shares he currently holds on closing of the merger among other matters.

Record Date

The close of business on May 27, 2003, has been fixed as the record date for the determination of stockholders of Supreme and Coronation entitled to receive this information statement/prospectus.

Expenses of Information Statement/Prospectus

The expenses of mailing this information statement/prospectus will be borne by the Supreme, including expenses in connection with the preparation and mailing of this information statement/prospectus and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries may be requested to forward the information statement/prospectus to the beneficial owners of the stock held of record by such persons and that the Supreme will reimburse them for their reasonable expenses incurred in connection therewith.

Security Ownership of Certain Beneficial Owners and Management

Coronation.

The following table sets forth information concerning the ownership of shares of Coronation immediately before and after consummation of the merger agreement, with respect to stockholders who were known to the Board of Directors of Supreme and Coronation to be beneficial owners of more than 5% of the shares outstanding of each respective company as of and July 28, 2004 and executive officers and directors of Coronation individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares and holds the shares directly.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Voting Stock(1)
	Before Share Exchange	After Share Exchange	Before Share Exchange	After Share Exchange
Harry Miller(2) 401 Detwiller Lane Bellevue, WA 98004	5,000,000	1,350,000	100%	4.5%
Thomas Elliott(3) 15 Iliad Drive Tinley Park, IL 60602	0	13,953,000	0%	46.53%
Jean LeRoy(4) 555 Barton Avenue Chicago, IL 60602	0	6,139,320	0%	20.47%
Director and Officers as a Group	5,000,000	20,092,320	100%	67%

Notes:

1.	Coronation only has one class of shares outstanding - common stock. The above table assumes 29,987,900 shares will be issued and outstanding on close of the merger agreement. This is an estimate as the shares to be issued to the stockholders of Supreme will be rounded up if they are an odd number.
2.	Mr. Miller is the sole director, officer and stockholder of Coronation as of the date of this information statement/prospectus. He will cease to be a director and officer of Coronation on close of the merger. He has agreed to return to treasury 3,650,000 shares he currently holds in Coronation as part of the merger.
3.	Mr. Elliott is expected to be a director, officer and 5% holder on close of the merger.
4.	Mr. LeRoy is expected to be a director, officer and 5% holder on close of the merger. He will hold 5,860,260 of his 6,139,320 shares in the name of Yorel Consulting, Inc. which is wholly-owned by Mr. LeRoy.

Supreme.

The following table sets forth information concerning the ownership of shares of Supreme as of July 28, 2004 , with respect to stockholders who were known to the Board of Directors of Supreme to be beneficial owners of more than 5% of the shares outstanding and executive officers and directors of Supreme individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares and holds the shares directly.

Name and Address of Beneficial Owner	Nature of Ownership	Shares Beneficially Owned	Percent of Class
Thomas Elliott 15 Iliad Drive Tinley Park, IL 60477	Direct - Officer/Director	10,000,000	51.70%
Yorel Consulting, Inc. 27 N. Wacker Chicago, IL 60602	Investment Holding Co. for the benefit of Jean LeRoy	4,200,000	21.71%
Jean LeRoy, CFO 555 Barton Ave. Evanston, IL 60202	Direct- Officer/Director	200,000	1.03%
Directors and Officers as a Group		14,400,000	74.44%

Appointment of New Directors and Officers to Coronation

Mr. Harry Miller, the current director and officer of Coronation will resign his positions with the Coronation at the close of the merger agreement and two new directors, Messrs. Thomas Elliott and Jean LeRoy will be appointed as part of the merger transactions. All of the information set forth in this section regarding the "Election of Directors" pertains to those executives of Supreme who will become directors and officers of Coronation on the close of the merger agreement. Messrs Elliott , LeRoy and Shaw anticipated positions with Coronation post-merger, age and business experience is as follows:

Thomas Elliott, 48, JD, MBA

President/CEO

Mr. Elliott's background covers a broad spectrum of real estate and development activities including master planning, financing, site acquisition, zoning, development, management, and sales of several major residential and commercial properties throughout the United States.

More specifically, over the past 25 years, his duties have included performing feasibility studies and market analysis, arranging mortgage financing, providing contract administration, coordinating construction, and property management activities for single- and multi-family residential developments, elderly hi-rises, regional shopping malls, urban strip centers, and low-rise office complexes.

Prior to acquiring Supreme in April, 2000 , Mr. Elliott was employed as:

  Real Estate Attorney(1993-2001); advising clients on the planning, negotiation, and financing of real estate transactions.

  Sr. Project Manager, Mesirow/Stein Real Estate Services, Inc.(1991-1993); Large real estate development firm. Duties included supervision of master planning, financing, site acquisition, zoning, and development of several major residential and commercial properties in Chicago, Washington, DC, and St. Louis, MO.

  Assistant Commissioner, City of Chicago, - Dept. of Housing(1989-1991). Local government housing agency. Duties included planning and oversight of all major multi-family housing rehab projects throughout Chicago.

Mr. Elliott is a licensed real estate broker who also holds: Doctor of Jurisprudence (JD, Real Estate Law) Illinois Institute of Technology Chicago Kent College of Law; Master of Business Administration (MBA, Finance) Devry University Keller Graduate School of Management, Chicago, IL; and Bachelor of Science (BS, Bus. Admin/Econ.) Culver-Stockton College, Canton, MO.

Jean LeRoy, 35, BSEE, MBA

V.P., Investor Relations/Treasurer

Mr. Leroy's background includes extensive experience in the design, development, implementation, integration, and customization of information technology and accounting systems for the financial services, computing, and communication industries. Over the past 14 years he has performed these services for several Fortune 500 companies and leaders in their respective industries.

Prior to coming to Supreme in January, 2002 Mr. LeRoy was employed as :

  Systems Engineer, EMC Corp(2001-2002).; Major information technology firm. Duties included design, development, implementation, integration, and customization of information technology and accounting systems.

  Management Consultant, Adventis Corp(1997-2001); Major management consulting firm. Duties included consulting for the design and integration of information technology systems for 3M Corp(manufacturing), BellSouth Wireless(telecommunications), and Reuters, Inc(news and information services).

Mr. LeRoy holds a Bachelor of Science (BS, Electronic Engineering) from Devry University and a Master of Business Administration (MBA, Finance) from DePaul University.

Elbert Shaw, 53, BS

Outside Director/Chairman, Audit Committee

Mr. Shaw's background includes commercial banking, and city government. More specifically, Mr. Shaw has served as Village Manager (Mayor) of the City of University Park, IL for the past 5 years and as a board member of Advance Bank for 2 years.

Mr. Shaw holds a Bachelor of Science degree from the Illinois Wesleyan University, Bloomington, Illinois.

Other Officers and Significant Employees

The following individuals are not executive officers but are expected to make a significant contribution to Coronation following the merger:

Carl Brown, 35, BS, MBA

Mr. Brown's background includes 8 years experience in financial and economic analysis, business planning, and project management for major consumer products and information services companies.

Prior to coming to Supreme in July, 2002, Mr. Brown was employed as:

  Senior Manager, Business Analysis, Consumer Products Division, GEORGIA PACIFIC CORPORATION(2000-2002). Major integrated wood and paper products producer. Duties included capital planning, budgeting, financial analysis, and project management for $1.5B Consumer products unit.

  Project Manager-Finance, ACNIELSEN CORPORATION(1999-2000). Major information technology services firm. Duties included resource planning and financial management for the company's industrial properties worldwide.

  Manager, Economic Analysis, AMERITECH COMMUNICATIONS(1997-1999). Major telecommunications and information technology company. Duties included Development of statistical and financial models that were used to support and evaluate business results and capital projects for the Network Service Unit.

Mr. Brown holds a Bachelor of Science(BS, Business Administration) from Wayne State University, Detroit, MI, and a Master of Business Administration(MBA, Corporate Finance & Strategy) from the University of Michigan, Ann Arbor, MI.

Antonio Cadet, 37, BS, MBA, CPA

Mr. Cadet's background includes 10 years of extensive experience in public accounting, auditing, tax, planning, forecasting and budgeting, and preparing financial statements.

Prior to coming to Supreme in February, 2003 Mr. Cadet was employed as:

  Senior Financial Analyst, Motorola, Inc.(1999-2003) Global communications equipment company. Duties included preparation of consolidated financial reports for senior level management including P& L statements by regions, budget and variance analysis, cost breakdowns and inventory reporting.
  Senior Financial Analyst Property and Casualty Unit, CNA Insurance Co. (1995-1999). International insurance company. Duties included preparation of consolidated financial statements and annual budgets from five regions for internal reporting.
  Staff Accountant, The Foster Group(1993-1995) National public accounting and management consulting firm. Duties included planning and performing the financial and compliance audit of the Chicago Housing Authority.

Mr. Cadet is a certified public accountant, licensed in Illinois and Georgia, who holds a Bachelor of Science(BS. Accounting) from Northeastern Illinois University, Chicago, IL, and a Master of Business Administration(MBA, Accounting) from the University of Illinois, Chicago, IL.

In July, 2003, Supreme automatically renewed, its one-year employment agreements with its President and Acquisitions Analyst. In the event of termination other than for cause, the contracted employee will receive a lump sum benefit equal to the average compensation in the three most highly compensated years. Upon termination, all options and rights to acquire common shares vest on the effective date of termination.

Family Relationships Among Directors

None.

Involvement in Certain Legal Proceedings.

During the past five years, none of the proposed directors or officers have been:

    a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;
    convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
    subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
    found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert.

Coronation will not initially have an audit committee financial expert serving on the new board of directors of Coronation or an audit committee at the time of the merger. Coronation intends to look at the feasibility and benefit of such an expert would add to Coronation.

It is unlikely, however, Coronation will be able to attract an independent financial expert to serve on Coronation's board of directors at this stage of its development. In order to entice such a director to join Coronation's board of directors, Coronation would probably need to acquire directors' errors and omission liability insurance and provide some form of meaningful compensation to such a director; two things which the new board of directors of Coronation will examine the feasibility of these measures after the completion of the merger.

Code of Ethics.

Coronation adopted a Code of Ethics which was filed as Exhibit 21 to its Form 10-KSB filed March 31, 2003. The public may obtain a copy of Coronation's Code of Ethics on written request without charge from Coronation at either: P.O. Box 741, Bellevue, Washington, 98009; or from Supreme's office at 431 E. 75th Street, Chicago, Illinois 60619 which will become Coronation's office on close of the merger.

Executive Compensation

Summary of Compensation of Executive Officers.

No compensation of any kind was paid to Coronation's sole officer and director, Mr. Harry Miller, over the last three years.

The current board of directors of Supreme will become the board of directors of Coronation on closing of the merger. The following table summarizes the compensation paid to Supreme's President and Chief Executive Officer during the last three complete fiscal years. No other officer or director received annual compensation in excess of $100,000 during the last three complete fiscal years.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen- sation
		Salary	Bonus	Other Annual Compensation	Awards	Payouts
					Securities Under Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts
Thomas Elliott, President, CEO and Director	2003 2002 2001 2000	Nil Nil Nil Nil	Nil Nil Nil Nil	Nil Nil Nil Nil	Nil 5,000,000(1) 5,000,000(2) Nil	Nil Nil Nil Nil	Nil Nil Nil Nil	13,883 Nil Nil
Jean LeRoy, CFO	2003 2002 2001 2000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil 4,200,000(3) Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Stock Options/SAR Grants.

No grants of stock options or stock appreciation rights were made during the fiscal year ended December 31, 2003 to Coronation's named executive officers or any other parties.

Supreme issued an aggregate total of 9,400,000 stock options which were immediately exercised for 9,400,000 shares in Supreme.

Aggregate Option/SAR Exercises

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Thomas Elliott, President, CEO and Director	5,000,000	50,000	0/0	0/0
Jean LeRoy, CFO	4,200,000	42,000	0/0	0/0

Notes:
  Represents 5,000,000 options that were exercisable at $0.01 per share. The aggregate deemed value of this stock compensation is $50,000.
  Represents 5,000,000 options that were exercisable at $0.01 per share. The aggregate deemed value of this stock compensation is $50,000.
  Represents 4,200,000 options that are exercisable at $0.01 per share. The aggregate deemed value of this stock compensation is $42,000.

Long-Term Incentive Plans.

There are no arrangements or plans in which Coronation does or will provide post-merger pension, retirement or similar benefits for directors or executive officers, except that Coronation's directors and executive officers may receive stock options at the discretion of its board of directors. Coronation does not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to its directors or executive officers, except that stock options may be granted at the discretion of Coronation's board of directors.

Compensation of Directors.

Coronation has no plans or arrangement pursuant to which its directors are to be compensated for their services in their capacity as directors except for the granting from time to time of incentive stock options. The board of directors may award special remuneration to any director undertaking any special services on behalf of Coronation other than services ordinarily required of a director. Other than indicated in this information statement/prospectus, we do not anticipate that any director will receive and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment or Change of Control.

Coronation has no plans or arrangements in respect of remuneration received or that may be received by its proposed executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Certain Relationships and Related Transactions

There have been no related party transactions, or any other transactions or material relationships between Supreme and the proposed board of directors or Coronation and the proposed board of directors and none is anticipated.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

The Articles of Incorporation of Coronation allows Coronation on a case by case basis to indemnify the directors and officers of Coronation to the fullest extent permitted by Nevada law.  Nevada law presently provides that in the case of a non-derivative action (that is, an action other than by or in the right of a corporation to procure a judgment in its own favor), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

With respect to derivative actions, Nevada law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its stockholders. Indemnification is not permitted to be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its stockholders, unless and only to the extent that the court in which the proceeding is or was pending determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine.

The agreement and plan of exchange and reorganization (the "merger agreement") described in this registration statement provides for Coronation and Supreme to indemnify and hold harmless, any officer, director, or employees of Coronation or Supreme against losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any threatened or actual claim, action, suit, proceeding or investigation.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING CORONATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1	Agreement and Plan of Exchange and Reorganization dated as of March 31, 2003 by and among Coronation Acquisition Corp. and Supreme Property, Inc. (1)
2.2	Amending Agreement by and among Coronation Acquisition Corp. and Supreme Property, Inc. dated as of July 26. 2004
3.1	Articles of Incorporation as amended of Coronation Acquisition Corp. (1)

3.2		Articles of Amendment of Coronation Acquisition Corp.(1)
3.3		Bylaws of Coronation Acquisition Corp.(1)
3.4		Articles of Incorporation of Supreme Property, Inc.(1)
3.5		Articles of Amendment of Supreme Property, Inc.(1)
3.6		Bylaws of Supreme Property Inc. (1)
4.1		Specimen Common Stock Certificate of Coronation Acquisition Corp.(1)
4.2		Escrow Agreement of Former Supreme Property, Inc. Stockholders(1)
4.3		Illinois Dissenter's Rights (1)
5		Legal Opinion and Consent of Counsel (3)
8		Federal Income Tax Opinion of Counsel (1)
21		Subsidiaries of Supreme Property, Inc.(1)
23.1		Consent of Richard Walker and Co.
23.2		Consent of George Stewart
99.a		Form of Written Consent of Majority Stockholders of Supreme Property, Inc.(1)
99.1		Confirmation(3)
Note:	(1)	Previously filed December 8, 2003, and incorporated by reference to this amendment.
	(2)	Previously filed on May 13, 2004, and incorporated by reference to this amendment.
	(3)	Previously filed on July 6, 2004 and incorporated by reference to this amendment.

Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes:

(1)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(2)	That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(4)	To respond to requests for information that is incorporated by reference into the information statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(5)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on July 2 8 , 2004

CORONATION ACQUISITION CORP.

By	/s/ Harry Miller

Harry Miller, President, Chief Financial Officer, Secretary, Treasurer & Sole Director & Officer

SUPREME PROPERTY, INC.
/s/ Thomas Elliott

Thomas Elliott, Chairman

/s/ Jean LeRoy

Jean LeRoy, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas Elliott

July 2 8 , 2004	Thomas Elliott, Chairman
SUPREME PROPERTY, INC.

/s/ Jean LeRoy

July 2 8 , 2004	Jean LeRoy, President and Chief Financial Officer
SUPREME PROPERTY, INC.

/s/ Harry Miller

July 2 8 , 2004	Harry Miller, President, Chief Financial Officer, Secretary, Treasurer & Sole Director & Officer
CORONATION ACQUISITION CORP.